SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

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Barnes & Noble, Inc.

(Name of Registrant as Specified In Its Charter)

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SCHEDULE 14A INFORMATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 2, 2004
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2004
PROPOSAL 1
ELECTION OF DIRECTORS
Information Concerning the Directors and Nominees
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
PROPOSAL 2 APPROVAL OF THE BARNES & NOBLE, INC. 2004 INCENTIVE PLAN
PROPOSAL 3 APPROVAL OF THE BARNES & NOBLE, INC. 2004 EXECUTIVE PERFORMANCE PLAN
PROPOSAL 4 APPROVAL OF THE AMENDMENT TO THE BARNES & NOBLE, INC. BYLAWS
PROPOSAL 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
OTHER MATTERS
BARNES & NOBLE, INC. AUDIT COMMITTEE CHARTER

122 Fifth Avenue
New York, New York 10011

April 29, 2004

Dear Stockholder:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Barnes & Noble, Inc. The meeting will be held at 9:00 a.m., Eastern Time, on Wednesday, June 2, 2004 at Barnes & Noble Booksellers, Union Square Store, 33 East 17th Street, New York, New York.

      Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

      Whether or not you plan to attend the meeting, we hope you will have your shares represented at the meeting by completing, signing and returning your Proxy Card in the enclosed postage paid return envelope promptly.

Sincerely,

MICHAEL N. ROSEN
Secretary

122 Fifth Avenue
New York, New York 10011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 2, 2004

       The Annual Meeting of Stockholders of Barnes & Noble, Inc. (the “Company”) will be held at Barnes & Noble Booksellers, Union Square Store, 33 East 17th Street, New York, New York, at 9:00 a.m., Eastern Time, on Wednesday, June 2, 2004 for the following purposes:

1.	To elect three Directors to serve until the 2007 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To approve the Barnes & Noble, Inc. 2004 Incentive Plan;

3.	To approve the Barnes & Noble, Inc. 2004 Executive Performance Plan;

4.	To approve the amendment to the Barnes & Noble, Inc. Bylaws to permit the Company’s Board of Directors to increase its size to up to 12 members;

5.	To ratify the appointment of BDO Seidman, LLP as independent certified public accountants for the Company’s fiscal year ending January 29, 2005; and

6.	To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

      Only holders of record of Common Stock as of the close of business on April 12, 2004 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Secretary

New York, New York

April 29, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE

COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.

BARNES & NOBLE, INC.

122 Fifth Avenue
New York, New York 10011

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2004

INTRODUCTION

      This Proxy Statement and enclosed Proxy Card are being furnished commencing on or about April 29, 2004 in connection with the solicitation by the Board of Directors of Barnes & Noble, Inc., a Delaware corporation (the “Company”), of proxies for use at the Annual Meeting of Stockholders to be held on June 2, 2004 (the “Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption “Election of Directors — Information Concerning the Directors and Nominees — Nominees for Election as Director,” FOR the adoption of the Company’s 2004 Incentive Plan (the “Incentive Plan”), FOR the adoption of the Company’s 2004 Executive Performance Plan (the “Performance Plan”), FOR the adoption of the amendment to the Company’s Bylaws to permit the Company’s Board of Directors to increase its size to up to 12 members, FOR the ratification of the appointment of BDO Seidman, LLP as independent certified public accountants for the Company’s fiscal year ending January 29, 2005 (collectively, the “Proposals”), and in the discretion of the proxies named on the Proxy Card with respect to any other matters properly brought before the Meeting and any adjournments thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Meeting and voting in person.

      Only holders of record of the Company’s voting securities as of the close of business on April 12, 2004 are entitled to notice of and to vote at the Meeting. As of the record date, 69,079,304 shares of Common Stock, par value $.001 per share (“Common Stock”), were outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each of the Proposals and on all other matters properly brought before the Meeting. The presence of a majority of the combined outstanding shares of the Common Stock represented in person or by proxy at the Meeting will constitute a quorum.

Vote Required

      The three nominees for Director receiving the highest vote totals will be elected as Directors of the Company to serve until the 2007 annual meeting of stockholders.

      The proposal to adopt the Incentive Plan will require, under the rules of the New York Stock Exchange, the affirmative vote of a majority of the votes cast on the matter in person or by proxy at the Meeting, provided that the total votes cast on the matter represents more than 50% in interest of all shares entitled to vote thereon.

      The proposal to adopt the amendment to the Company’s Bylaws will require the affirmative vote of 80% of the voting power of the outstanding Common Stock entitled to vote in person or by proxy at the Meeting.

      The proposal to adopt the Performance Plan and the proposal to ratify the appointment of the Company’s independent certified public accountants will require the affirmative vote of a majority of the votes cast on these matters in person or by proxy at the Meeting.

Abstentions and Broker Non-Votes

      With respect to the proposal to elect the three nominees for Director, the proposal to adopt the Performance Plan and the proposal to ratify the appointment of the Company’s independent certified public accountants, abstentions and “broker non-votes” will not be included in vote totals and will have no effect on the outcome of these proposals. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that matter and has not received instructions from the beneficial owner.

      With respect to the proposal to adopt the Incentive Plan, abstentions will be treated as votes cast and will have the same effect as a vote against the matter. “Broker non-votes” will not be considered as votes cast with respect to the matter and so will have no effect on the vote, unless they result in a failure to obtain total votes cast of more than 50% of the shares entitled to vote.

      With respect to the proposal to adopt the amendment to the Company’s Bylaws, abstentions and “broker non-votes” will have the same effect as a vote against the proposal.

      Abstentions and “broker non-votes” are included in determining whether a quorum is present.

      It should be noted that all of the Directors and executive officers of the Company, together with principal stockholders of the Company with which they are affiliated, own or control the voting power of approximately 19.8% of the Common Stock outstanding as of March 19, 2004, and have advised the Company that they intend to vote FOR all of the Proposals.

      A Proxy Card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage paid if mailed in the United States.

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL 1

ELECTION OF DIRECTORS

Information Concerning the Directors and Nominees

      The Board of Directors currently consists of nine Directors. The Directors currently are divided into three classes, consisting of three members whose terms expire at the Meeting, three members whose terms expire at the 2005 annual meeting of stockholders and three members whose terms expire at the 2006 annual meeting of stockholders.

      Background information with respect to the Board of Directors and nominees for election as Directors, all of whom are incumbent Directors, appears below. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding such persons’ holdings of equity securities of the Company.

		Director
Name	Age	Since	Position

Leonard Riggio	63	1986	Founder and Chairman of the Board
Stephen Riggio	49	1997	Vice Chairman and Chief Executive Officer
Matthew A. Berdon(2)(3)	84	1992	Director
Michael J. Del Giudice(3)	61	1999	Director
William Dillard II(1)	59	1993	Director
Irene R. Miller	52	1995	Director
Margaret T. Monaco(2)	56	1995	Director
Michael N. Rosen	63	1986	Secretary and Director
William Sheluck, Jr.(1)(2)(3)	63	1993	Director

(1)	Member of Nominating Committee

(2)	Member of Compensation Committee

(3)	Member of Audit Committee

      At the Meeting, three Directors will be elected, each to hold office for a term of three years and until his or her successor is elected and qualified. Leonard Riggio, Michael J. Del Giudice and William Sheluck, Jr. are nominees for election as Directors at the Meeting, each to hold office for a term of three years until the annual meeting of stockholders to be held in 2007. The terms of Stephen Riggio, Matthew A. Berdon and Margaret T. Monaco expire in 2005, and the terms of William Dillard II, Irene R. Miller and Michael N. Rosen expire in 2006. Each of the nominees has consented to serve, if elected. However, if any nominee is unable to stand for election, proxies may be voted for a substitute designated by the Board of Directors.

     Nominees for Election as Director

      The following individuals are nominees for Director at the Meeting:

      Leonard Riggio is the founder of the Company and has been Chairman of the Board and a principal stockholder of the Company since its inception in 1986 and was Chief Executive Officer of the Company from its inception through February 2002. Mr. Riggio has also been Chairman of the Board of barnesandnoble.com inc. (“Barnes & Noble.com”), the public company that operates the Company’s online retailer since its inception in February 1997. Since 1965, Mr. Riggio has been Chairman of the Board, Chief Executive Officer and the principal stockholder of Barnes & Noble College Bookstores, Inc. (“B&N College”), one of the nation’s largest operators of college books. Since 1985, Mr. Riggio has been Chairman of the Board and a principal beneficial owner of MBS Textbook Exchange, Inc. (“MBS”), one of the nation’s largest wholesalers of college textbooks. Mr. Riggio is also a director of GameStop Corp. (“GameStop”), the public company that operates the Company’s retail video-game business. Mr. Riggio is Stephen Riggio’s brother.

      Michael J. Del Giudice has been a Director of the Company since 1999. Mr. Del Giudice is a co-founder and Senior Managing Director at Millennium Credit Markets LLC, an investment banking firm. He is Chairman of Rockland Capital Energy Investments LLC, a member of the Board of Directors of the Consolidated Edison Company of New York, Inc. and a Trustee of the Board of Directors of the New York Racing Association. He is Chairman of the Governor’s Committee on Scholastic Achievement, an educational non-profit group. Mr. Del Giudice was Chairman of the Board of Orange & Rockland Utilities Corp. from 1997 to 1999.

      William Sheluck, Jr. has been a Director of the Company since November 1993. Mr. Sheluck formerly was the President, Chief Executive Officer and a director of Nationar, a New York State-chartered commercial bank providing services to financial institutions and corporations, from 1983 until his retirement in April 1993. Mr. Sheluck is a Chartered Financial Analyst.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

     Other Directors whose Terms of Office Continue after the Meeting

      Stephen Riggio has been a Director of the Company since September 1993, was appointed Vice Chairman of the Company in December 1997, and was named Chief Executive Officer of the Company in February 2002. Mr. Riggio was Chief Operating Officer of the Company from February 1995 until December 1997. Since January 2000, he has been Vice Chairman of Barnes & Noble.com. Mr. Riggio has been a director of Barnes & Noble.com since its inception in February 1997. Mr. Riggio was also the Chief Executive Officer of Barnes & Noble.com from inception to December 1998. Mr. Riggio is Leonard Riggio’s brother.

      Matthew A. Berdon has been a Director of the Company since June 1992. Since January 2003, Mr. Berdon has been the Senior Partner of the financial consulting firm F. B. & Co., LLP. From January 1998 through December 2002, Mr. Berdon was the Chairman of the New York Division of the accounting firm of Urbach, Kahn & Werlin. Prior to that, he was a partner in the certified public accounting firm of Ferro Berdon & Company.

      William Dillard, II has been a Director of the Company since November 1993. Mr. Dillard has been the Chief Executive Officer of Dillard’s, Inc. (“Dillard’s”) since May 1998 and he has been a director of Dillard’s since 1968. He was appointed Chairman of Dillard’s in May 2002. Mr. Dillard is also a member of

JPMorganChase & Co. National Advisory Board, JPMorganChase & Co. Dallas Region Advisory Board and a director of Acxiom Corp.

      Irene R. Miller has been a Director of the Company since May 1995. Ms. Miller has been the Chief Executive Officer of Akim, Inc., an investment management and consulting firm since July 1997, and until June 1997 she was Vice Chairman and Chief Financial Officer of the Company. Ms. Miller is also a director of Coach, Inc., Inditex, S.A., Oakley, Inc. and The Body Shop International Plc.

      Margaret T. Monaco has been a Director of the Company since May 1995. Ms. Monaco resumed her position as Principal of Probus Advisors, a financial and management consulting firm, in October 2003. Ms. Monaco was the Chief Operating Officer of Merrill Lynch Ventures, LLC and KECALP, Inc., wholly owned subsidiaries of Merrill Lynch & Co., Inc., from November 1999 to October 2003. She had been the Chief Administrative Officer from April 1998 to November 1999. Ms. Monaco had been the Principal of Probus Advisors from July 1993 to April 1998.

      Michael N. Rosen has been Secretary and a Director of the Company since its inception in 1986 and the Chairman of the New York office of Bryan Cave LLP since their July 2002 combination with Robinson Silverman Pearce Aronsohn & Berman LLP (“Robinson Silverman”), counsel to the Company. Prior to that, Mr. Rosen was Chairman of Robinson Silverman for more than the past five years. Mr. Rosen is also a director of GameStop, Barnes & Noble.com, B&N College and MBS.

Meetings and Committees of the Board

      The Board of Directors met seven times during the fiscal year ended January 31, 2004 (“fiscal 2003”). All Directors attended at least 75% of all of the meetings of the Board of Directors and the committees thereof on which they served during fiscal 2003. Based on information supplied to it by the Directors, the Board of Directors has affirmatively determined that each of Matthew Berdon, Michael Del Giudice, William Dillard, II, Irene Miller, Margaret Monaco and William Sheluck, Jr., are “independent” under the listing standards of the New York Stock Exchange, and have made such determination based on the fact that none of such persons have had, or currently have, any relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates, that would currently impair their independence, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship.

      See our Web site at www.barnesandnobleinc.com for a description of the Company’s strategic planning process and the Board of Directors’ involvement in that process.

      The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee.

      Audit Committee. The Audit Committee has the principal function of, among other things, reviewing the adequacy of the Company’s internal system of accounting controls, the appointment, compensation, retention and oversight of the independent certified public accountants, conferring with the independent certified public accountants concerning the scope of their examination of the books and records of the Company, reviewing and approving related party transactions and considering other appropriate matters regarding the financial affairs of the Company. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding the Company’s accounting, internal accounting controls and auditing matters. The Board of Directors has adopted a written charter setting out the functions of the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A, which will be available on the Company’s Web site at www.barnesandnobleinc.com and is available in print to any stockholder who requests it, in writing to the Company’s Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011. The current members of the Audit Committee are Messrs. Sheluck (Chairman), Berdon and Del Giudice. In addition to meeting the independence standards of the New York Stock Exchange, each member of the Audit Committee is financially literate and meets the independence standards established by the Securities and Exchange Commission (the “SEC”). The Board of Directors has also determined that each member of the Audit Committee has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. The Audit Committee met 10 times during fiscal 2003.

      Compensation Committee. The principal function of the Compensation Committee is to, among other things, review and approve the compensation and employment arrangements for the Company’s executive officers. The Compensation Committee is also responsible for administering the Company’s 1991 and 1996 Incentive Plans, as amended, as well as the Incentive Plan and the Performance Plan, both of which are subject to approval of the Company’s stockholders at the Meeting. The current members of the Compensation Committee are Mr. Berdon (Chairman), Ms. Monaco and Mr. Sheluck, all of whom meet the independence standards of the New York Stock Exchange. The Board of Directors has adopted a written charter setting out the functions of the Compensation Committee, which will be available on the Company’s Web site at www.barnesandnobleinc.com and is available in print to any stockholder who requests it, in writing to the Company’s Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011. The Compensation Committee met seven times during fiscal 2003.

      Nominating & Corporate Governance Committee. The function of the Nominating & Corporate Governance Committee is to, among other things, seek qualified individuals to serve as Directors of the Company. The current members of the Nominating & Corporate Governance Committee are Messrs. Dillard and Sheluck, both of whom meet the independence standards of the New York Stock Exchange. The Board of Directors has adopted a written charter setting out the functions of the Nominating & Corporate Governance Committee, which will be available on the Company’s Web site at www.barnesandnobleinc.com and is available in print to any stockholder who requests it, in writing to the Company’s Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011. The Nominating & Corporate Governance Committee met once during fiscal 2003.

Minimum Qualifications

      The Company does not set specific criteria for Directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the New York Stock Exchange and the SEC, as applicable. Nominees for Director will be selected on the basis of outstanding achievement in their personal careers; board experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. While the selection of qualified Directors is a complex and subjective process that requires consideration of many intangible factors, the Nominating & Corporate Governance Committee believes that each Director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to its competitors.

Nominating Process

      Although the process for identifying and evaluating candidates to fill vacancies and/or expand the Board will inevitably require a practical approach in light of the particular circumstances at such time, the Board of Directors has adopted the following process to guide the Board of Directors in this respect. The Nominating & Corporate Governance Committee is willing to consider candidates submitted by a variety of sources (including incumbent Directors, stockholders (as described below), Company management and third party search firms) when reviewing candidates to fill vacancies and/or expand the Board. If a vacancy arises or the Board decides to expand its membership, the Nominating & Corporate Governance Committee will ask each Director to submit a list of potential candidates for consideration. The Nominating & Corporate Governance Committee will then evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. At that time, the Nominating & Corporate Governance Committee also will consider potential nominees submitted by stockholders in accordance with the procedures described below, or submitted by the Company’s management, and if the Nominating & Corporate Governance Committee deems it necessary, it will retain an independent third party search firm to provide potential candidates. The Nominating & Corporate Governance Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified stockholder nominees on the same basis as those submitted by Board members, Company management, third party search firms or other sources.

      After completing this process, the Nominating & Corporate Governance Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Nominating & Corporate Governance Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. A member of the Nominating & Corporate Governance Committee will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with the full Nominating & Corporate Governance Committee. All such interviews will be held in person, and will include only the candidate and the Nominating & Corporate Governance Committee members. Based upon interview results and appropriate background checks, the Nominating & Corporate Governance Committee will then decide whether it will recommend the candidate’s nomination to the full Board.

      When nominating a sitting Director for re-election at an annual meeting, the Nominating & Corporate Governance Committee will consider the Director’s performance on the Board and the Director’s qualifications in respect of the criteria referred to above.

Consideration of Stockholder Nominated Directors

      The Nominating & Corporate Governance Committee also will consider potential nominees submitted by stockholders if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Nominating & Corporate Governance Committee deems necessary or appropriate. Any stockholder wishing to submit a candidate for consideration should send the following information to the Company’s Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011: (i) stockholder’s name, number of shares owned, length of period held, and proof of ownership; (ii) name, age and address of candidate; (iii) a detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.); (iv) a supporting statement which describes the candidate’s reasons for seeking election to the Board; (v) a description of any arrangements or understandings between the candidate and the Company; and (vi) a signed statement from the candidate, confirming his/her willingness to serve on the Board. In accordance with the Company’s Bylaws, in order for the Company to consider a candidate submitted by a stockholder, the Company must receive the foregoing information not less than 30 days, nor more than 60 days, prior to a meeting of the Company’s stockholders for the election of Directors; provided, that if less than 40 days’ notice of such meeting is given to stockholders, the Company must receive the foregoing information no later than the 10th day following the day on which notice of the date of such meeting was mailed or publicly disclosed. The Company’s Secretary will promptly forward such materials to the Nominating & Corporate Governance Committee. The Company’s Secretary also will maintain copies of such materials for future reference by the Nominating & Corporate Governance Committee when filling Board positions.

Corporate Governance

Corporate Governance Guidelines and Code of Business Conduct and Ethics

      The Board of Directors has adopted Corporate Governance Guidelines. The Board of Directors has also adopted a Code of Business Conduct and Ethics. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics will be available on the Company’s Web site at www.barnesandnobleinc.com. A copy of the Corporate Governance Guidelines and a copy of the Code of Business Conduct and Ethics are available in print to any stockholder who requests it, in writing to the Company’s Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011.

Code of Ethics for Senior Financial Officers

      The Board of Directors has adopted a Code of Ethics applicable to the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, and Controller, which will be available on the Company’s Web site at www.barnesandnobleinc.com. A copy of the Code of Ethics for Senior Financial Officers is available in print to any stockholder who requests it, in writing to the Company’s Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011.

Non-Management Directors

      In accordance with the Corporate Governance Guidelines, non-management Directors of the Company will hold regularly scheduled executive sessions without management present. At least once annually, the independent, non-management Directors will meet. The Board of Directors has selected the Chair of the Audit Committee as the presiding Director at the executive sessions of the non-management Directors.

Communications Between Stockholders and the Board

      Stockholders and other interested persons seeking to communicate with the Board should submit any communications in writing to the Company’s Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Company’s Secretary will forward such communication to the full Board or to any individual Director or Directors (including the presiding Director of the executive sessions of the non-management Directors or the non-management Directors as a group) to whom the communication is directed.

Attendance at Annual Meetings

      All Board members are expected to attend in person the Company’s annual meetings of stockholders and be available to address questions or concerns raised by stockholders. All Directors attended the 2003 Annual Meeting of stockholders.

Compensation of Directors

      Non-employee Directors received a fee of $40,000, Audit Committee members received an additional $20,000 in annual compensation, and the Chairmen of the Audit Committee and the Compensation Committee each received an additional $10,000 in annual compensation (for a total of $70,000), with no additional fees for attendance at Board or committee meetings during fiscal 2003. All Directors of the Company are reimbursed for travel, lodging and related expenses incurred in attending Board meetings.

Executive Officers

      The Company’s executive officers, as well as additional information with respect to such persons, is set forth in the table below:

Name	Age	Position

Leonard Riggio	63	Founder and Chairman of the Board
Stephen Riggio	49	Vice Chairman and Chief Executive Officer
Mitchell S. Klipper	46	Chief Operating Officer
J. Alan Kahn	57	President of the Barnes & Noble Publishing Group
Lawrence S. Zilavy	53	Executive Vice President of Corporate Finance and Strategic Planning
Joseph J. Lombardi	42	Chief Financial Officer
William F. Duffy	48	Executive Vice President of Distribution and Logistics
Mary Ellen Keating	47	Senior Vice President of Corporate Communications and Public Affairs
David S. Deason	45	Vice President of Barnes & Noble Development
Gary King	46	Vice President and Chief Information Officer
Michelle Smith	51	Vice President of Human Resources
Mark Bottini	43	Vice President and Director of Stores
Michael N. Rosen	63	Secretary

      Information with respect to executive officers of the Company who also are Directors is set forth in “Information Concerning the Directors and Nominees” above.

      Mitchell S. Klipper has been the Chief Operating Officer of the Company since February 2002. Prior to that, he was the President of Barnes & Noble Development, the group responsible for selecting, designing and constructing new store locations, and an Executive Vice President of the Company from December 1995 to February 2002. Mr. Klipper is a Certified Public Accountant.

      J. Alan Kahn has been the President of the Barnes & Noble Publishing Group since February 2002. Mr. Kahn was the Chief Operating Officer of the Company from December 1997 to February 2002. He was the Chief Executive Officer of B&N College from 1995 to 1997.

      Lawrence S. Zilavy has been Executive Vice President of Corporate Finance and Strategic Planning for the Company since May 2003. Previously, he was Chief Financial Officer of the Company from June 2002 to May 2003. Prior to joining the Company, Mr. Zilavy was Executive Vice President of IBJ Whitehall Bank and Trust Company from 1992 to 2001. Mr. Zilavy is a member of the board of The Hain Celestial Group, Inc. He is also a member of the St. Francis College Board of Trustees in New York City.

      Joseph J. Lombardi has been Chief Financial Officer of the Company since May 2003. Previously, he was Vice President and Controller of the Company from May 2002 to May 2003. Prior to joining the Company, Mr. Lombardi was Chief Financial Officer at The Museum Company Inc. from August 1999 to May 2002. From August 1995 through July 1999, he was the Vice President and Controller of Toys “R” Us, Inc. Prior to that, he was a Partner at Ernst & Young LLP. Mr. Lombardi is a Certified Public Accountant.

      William F. Duffy has been the Executive Vice President of Distribution and Logistics for the Company since February 2002. Prior to that, he was Vice President, Operations, Fulfillment and Customer Service of Barnes & Noble.com from January 1999 to February 2002. Mr. Duffy was Vice President of Operations of Barnes & Noble.com since its inception in February 1997. He was also Chief Financial Officer of Barnes & Noble.com from its inception to January 1999 and a director of Barnes & Noble.com from its inception to October 1998.

      Mary Ellen Keating joined the Company as Senior Vice President, Corporate Communications and Public Affairs in January 1998. Prior to that, she was an executive with Hill and Knowlton, Inc., a worldwide public relations firm, from 1991 to 1998, where she served as Executive Vice President and General Manager of Hill and Knowlton’s flagship New York Office.

      David S. Deason joined the Company in January 1990 as a Director of Real Estate and became Vice President of Barnes & Noble Development in January 1997. Mr. Deason serves as a board member of Creative Learning 4 Kids, a nonprofit educational charity which provides tutorial services and mentoring for children.

      Gary King joined the Company as Chief Information Officer in May 2002. Prior to that, Mr. King was Executive Vice President of Operations and Chief Technology Officer at Barnes & Noble.com from January 1999 to May 2002. Prior to joining Barnes & Noble.com, Mr. King was Vice President for global information technologies at Avon Products from January 1996 to December 1998. Mr. King serves on the advisory boards of Pace University School of Computer Science and Information Systems and Exceed Communications International.

      Michelle Smith became Vice President of Human Resources for the Company in November 1996. Ms. Smith joined the Company in September 1993 as Director of Human Resources. Ms. Smith is a member of the Society for Human Resource Management and serves on the Health and Employee Benefits Committee and Employment Law Committee of the National Retail Federation.

      Mark Bottini has been the Vice President and Director of Stores of Barnes & Noble since October 2003. Previously, he was a Regional Director of Barnes & Noble in New York since October 2000. Mr. Bottini served as a Regional Director of Barnes & Noble in Chicago from April 1999 to October 2000 and a District Manager of Barnes & Noble in New York from September 1995 to April 1999. Mr. Bottini began his career with Barnes & Noble, Inc. as a District Manager for B. Dalton Bookseller from October 1991 to September 1995.

      The Company’s officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information regarding the beneficial ownership of shares of Common Stock, as of March 19, 2004, by each person known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, by each Director and nominee for Director, by each executive officer named in the Summary Compensation Table contained in “Executive Compensation,” and by all Directors and executive officers of the Company as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, her or it.

	Shares
	Beneficially		Percent of Shares
Name and Address of Beneficial Owner	Owned(1)		Beneficially Owned(1)

Leonard Riggio	14,068,445	(2)	20.3%
c/o Barnes & Noble, Inc.
122 Fifth Avenue
New York, New York 10011
Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA 94105	3,825,956	(3)	5.5%
Stephen Riggio	814,623	(4)	1.2%
Mitchell S. Klipper	581,312	(5)	*
J. Alan Kahn	580,289	(6)	*
Irene R. Miller	240,000	(5)	*
Matthew A. Berdon	127,000	(7)	*
William Dillard II	100,000	(5)	*
Michael N. Rosen	92,000	(8)	*
William Sheluck, Jr.	85,640	(9)	*
Margaret T. Monaco	76,000	(10)	*
Michael J. Del Giudice	30,000	(5)	*
David S. Deason	10,040	(5)	*
All directors and executive officers as a group (19 persons)	16,486,511	(11)	23.0%

*	Less than 1%.

(1)	Shares of Common Stock that an individual or group has a right to acquire within 60 days after March 19, 2004 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table.

(2)	Includes (i) 2,652,334 shares owned by B&N College (Mr. Riggio owns all of the voting securities of B&N College), (ii) 1,611,500 shares owned by The Riggio Foundation, a charitable trust established by Mr. Riggio, with himself and his wife as trustees, (iii) 525,000 shares issuable upon the exercise of stock options held for the benefit of Stephen Riggio by agreement dated July 24, 2002, and (iv) 712,473 shares held in a rabbi trust established by the Company for the benefit of Mr. Riggio pursuant to a deferred compensation arrangement. Under the arrangement, Mr. Riggio is entitled to 712,473 shares of Common Stock within 30 days following the earliest of: (i) his death; (ii) a sale of all or substantially all of the assets of the Company; or (iii) a sale of a “controlling interest” in the Company (defined as 40% or more of the Company’s outstanding common stock). The shares of Common Stock owned by Mr. Riggio are, and in the future may be, pledged as collateral for certain loans, including loans which were used to purchase Common Stock. The failure of Mr. Riggio to repay such loans, together with any sale by the pledgees of the pledged Common Stock, could result in a change of control of the Company.

(3)	Barclays Global Fund Advisors (“Barclays”) has sole voting power with respect to 3,488,870 of its shares, and dispositive power with respect to 3,488,870 of its shares. This information is based upon a Schedule 13G publicly filed by Barclays in February 2004.

(4)	All of these shares are issuable upon the exercise of stock options, including 525,000 of which are held by Leonard Riggio for the benefit of Stephen Riggio by agreement dated July 24, 2002.

(5)	All of these shares are issuable upon the exercise of stock options.

(6)	Of these shares, 579,289 shares are issuable upon the exercise of options.

(7)	Of these shares, 80,000 are issuable upon the exercise of stock options. One thousand shares are owned by Mr. Berdon’s wife. Mr. Berdon disclaims any beneficial ownership of those shares.

(8)	Of these shares, 80,000 shares are issuable upon the exercise of stock options. Of the other 12,000 shares, 10,000 are owned by Mr. Rosen’s wife and 2,000 are owned by Mr. Rosen’s daughter. Mr. Rosen disclaims any beneficial ownership of these shares.

(9)	Of these shares, 73,000 are issuable upon the exercise of stock options. Of the other 12,640 shares, Mr. Sheluck shares voting and dispositive power with respect to 8,000 of these shares with his wife, and the remaining 4,640 shares are owned by children of Mr. Sheluck.

(10)	Of these shares, 70,000 are issuable upon the exercise of stock options.

(11)	Includes 2,839,426 shares issuable upon the exercise of stock options.

Compensation Committee Interlocks and Insider Participation

      The current members of the Compensation Committee of the Board of Directors are Mr. Berdon (Chairman), Mr. Sheluck and Ms. Monaco, none of whom is an officer or employee or former officer or employee of the Company, or an officer or employee of any company for which any officer of the Company serves as a member of their compensation committee or board of directors. See “Meetings and Committees of the Board — Compensation Committee.”

Executive Compensation

      The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers. The Company did not grant any restricted stock awards or free-standing stock appreciation rights or make any long-term incentive plan payouts during the years indicated.

Summary Compensation Table

				Long-Term
				Compensation
	Fiscal Year			Awards
	Ended on	Annual Compensation		Securities
	or About			Underlying	All Other
Name and Principal Position	January 31	Salary	Bonus	Options/SARs	Compensation

Leonard Riggio	2004	$500,000	$150,000	—	$3,671	(1)
Founder and	2003	500,000	150,000	—	3,671	(1)
Chairman of the Board	2002	500,000	225,000	700,000	3,725	(2)

Stephen Riggio	2004	650,000	195,000	—	10,536	(3)
Vice Chairman and	2003	627,885	162,500	—	10,198	(4)
Chief Executive Officer	2002	—	—	—	—

Mitchell S. Klipper	2004	600,000	180,000	577,500	13,805	(5)
Chief Operating Officer	2003	598,077	150,000	700,000	13,313	(6)
	2002	500,000	225,000	6,250	11,731	(7)

J. Alan Kahn	2004	500,000	150,000	6,250	11,716	(8)
President of Barnes & Noble	2003	503,846	180,000	9,350	10,608	(9)
Publishing Group	2002	600,000	270,000	107,500	10,732	(10)

David S. Deason	2004	420,000	84,000	5,250	5,034	(11)
Vice President of Barnes & Noble	2003	416,154	310,000	50,000	4,665	(12)
Development	2002	400,000	230,000	5,000	911	(13)

(1)	Represents (a) $234 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Riggio and (b) $3,437 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Riggio.

(2)	Represents (a) $288 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Riggio and (b) $3,437 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Riggio.

(3)	Represents (a) $9,600 paid by the Company as a contribution to Mr. Stephen Riggio’s account under the Company’s 401(k) Savings Plan (“401(k) Plan”) and (b) $936 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Stephen Riggio.

(4)	Represents (a) $9,262 paid by the Company as a contribution to Mr. Stephen Riggio’s account under the Company’s 401(k) Plan and (b) $936 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Stephen Riggio.

(5)	Represents (a) $9,600 paid by the Company as a contribution to Mr. Klipper’s account under the Company’s 401(k) Plan, (b) $936 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Klipper and (c) $3,269 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Klipper.

(6)	Represents (a) $9,108 paid by the Company as a contribution to Mr. Klipper’s account under the Company’s 401(k) Plan, (b) $936 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Klipper and (c) $3,269 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Klipper.

(7)	Represents (a) $8,400 paid by the Company as a contribution to Mr. Klipper’s account under the Company’s 401(k) Plan, (b) $1,152 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Klipper and (c) $2,179 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Klipper.

(8)	Represents (a) $9,600 paid by the Company as a contribution to Mr. Kahn’s account under the Company’s 401(k) Plan, (b) $936 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Kahn and (c) $1,180 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Kahn.

(9)	Represents (a) $8,492 paid by the Company as a contribution to Mr. Kahn’s account under the Company’s 401(k) Plan, (b) $936 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Kahn and (c) $1,180 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Kahn.

(10)	Represents (a) $8,400 paid by the Company as a contribution to Mr. Kahn’s account under the Company’s 401(k) Plan, (b) $1,152 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Kahn and (c) $1,180 paid by the Company as a premium on a long-term disability insurance policy for the benefit of Mr. Kahn.

(11)	Represents (a) $4,800 paid by the Company as a contribution to Mr. Deason’s account under the Company’s 401(k) Plan and (b) $234 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Deason.

(12)	Represents (a) $4,431 paid by the Company as a contribution to Mr. Deason’s account under the Company’s 401(k) Plan and (b) $234 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Deason.

(13)	Represents (a) $623 paid by the Company as a contribution to Mr. Deason’s account under the Company’s 401(k) Plan and (b) $288 paid by the Company as a premium on a term life insurance policy for the benefit of Mr. Deason.

      The following table sets forth certain information concerning options granted by the Company during the 52 weeks ended January 31, 2004 to the executive officers named in the Summary Compensation Table above. The Company did not grant any free-standing stock appreciation rights during the 52 weeks ended January 31, 2004.

Option/ SAR Grants In Last Fiscal Year

	Individual Grants

		Percentage of
	Number of	Total
	Securities	Options/SARs			Present Value of
	Underlying	Granted to			Grant at Date of
	Options/SARs	Employees in	Exercise Price	Expiration	Grant Using the
Name	Granted	Fiscal 2003	Per Share	Date	Black-Scholes Model(1)

Leonard Riggio	—	—%	$—	—	$—
Stephen Riggio	—	—	—	—	—
Mitchell S. Klipper	100,000	5.08	16.80	2/17/12	718,000
Mitchell S. Klipper	7,500	0.38	15.95	3/12/13	51,075
Mitchell S. Klipper	200,000	10.17	19.24	4/27/13	1,652,000
Mitchell S. Klipper	270,000	13.73	23.19	6/11/13	2,600,100
J. Alan Kahn	6,250	0.32	15.95	3/12/13	42,563
David S. Deason	5,250	0.27	15.95	3/12/13	35,753

(1)	Calculated using the Black-Scholes option-pricing model with the following assumptions: volatility of 40.0%, risk-free interest rate of 2.47% and an expected life of six years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company’s stock options.

      The following table sets forth information concerning option exercises and the value of unexercised options as of January 31, 2004 for the executive officers named in the Summary Compensation Table above.

Aggregated Option/ SAR Exercises In Last Fiscal Year and

Fiscal Year End Option/ SAR Values

			Number of Unexercised				Value of Unexercised
			Options/SARs				In-the-Money Options/SARs
	Shares		at January 31, 2004				at January 31, 2004(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable		Unexercisable		Exercisable		Unexercisable

Leonard Riggio	1,318,750 (2)	$— (2)	350,000	(3)	350,000	(4)	$3,570,000	(3)	$3,570,000	(4)
Stephen Riggio	1,669,568	21,899,191	639,623	(3)	331,250	(4)	7,830,331	(3)	3,378,750	(4)
Mitchell S. Klipper	939,886	11,427,822	323,596		1,084,776		3,693,923		13,035,920
J. Alan Kahn	125,000	1,898,417	545,872		65,743		5,803,937		739,510
David S. Deason	39,423	568,166	4,573		48,155		—		736,526

(1)	Based on the $33.85 per share closing price of the Common Stock on January 30, 2004, the last trading date of fiscal 2003.

(2)	606,277 of these shares were acquired by Mr. Riggio in exchange for 606,277 shares constructively tendered by Mr. Riggio in payment of his aggregate option exercise price. The 712,473 balance of these shares are held in a rabbi trust established by the Company for the benefit of Mr. Riggio pursuant to a deferred compensation arrangement as discussed in Note 2 to the “Security Ownership of Certain Beneficial Owners and Management” section above.

(3)	The options for 350,000 shares held by Leonard Riggio are for the benefit of Stephen Riggio by agreement dated July 24, 2002. These options and the related value are reflected in the amounts listed for both Leonard Riggio and Stephen Riggio.

(4)	Of the options for 350,000 shares held by Leonard Riggio, options for 331,250 shares are for the benefit of Stephen Riggio by agreement dated July 24, 2002. These options and the related value are reflected in the amounts listed for both Leonard Riggio and Stephen Riggio.

Equity Compensation Plan Information

      The following table sets forth equity compensation plan information as of January 31, 2004:

Number of
Securities
	Number of	Weighted-	Remaining Available
	Securities to be	average Exercise	for Future Issuance
	Issued Upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(excluding
	Options, Warrants	Warrants and	securities in column
Plan Category	and Rights	Rights	(a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	8,899,000	$21.12	1,131,239
Equity compensation plans not approved by security holders	—	—	—

Total	8,899,000	$21.12	1,131,239

Employees’ Retirement Plan

      As of December 31, 1999, substantially all employees of the Company were covered under the Company’s Employees’ Retirement Plan (the “Retirement Plan”). The Retirement Plan is a defined benefit pension plan. As of January 1, 2000, the Retirement Plan was amended so that employees no longer earn benefits for subsequent service. Subsequent service continues to be the basis for vesting of benefits not yet vested at December 31, 1999 and the Retirement Plan will continue to hold assets and pay benefits. The amendment was treated as a curtailment in fiscal 1999.

      A participant’s annual benefit is determined for an employee, including an officer, generally as (i) 0.7% of the participant’s average annual pay as determined in accordance with the Retirement Plan up to Social Security-covered compensation, multiplied by the participant’s years of credited service, plus (ii) 1.3% of the participant’s average annual pay as determined in accordance with the Retirement Plan in excess of Social Security-covered compensation, multiplied by the participant’s years of credited service. A participant’s maximum benefit is limited pursuant to Section 415 of the Internal Revenue Code of 1986, as amended (the “Code”), to $130,000 for 1999, indexed annually. Compensation recognized is limited to $160,000 based upon the Retirement Plan.

      Credited years of service under the Retirement Plan as of January 31, 2004 for the individuals named in the Summary Compensation Table above are: Stephen Riggio — 12 years; Mitchell S. Klipper — 11 years; J. Alan Kahn — 2 years; and David S. Deason — 10 years. Leonard Riggio is not a participant.

      The following table illustrates the maximum annual amounts payable at age 65 under the Retirement Plan, based on various levels of highest average annual salary and years of credited service:

	Years of Credited Service

Assumed Highest Average Salary	15	20	25	30	35

$125,000	21,135	28,180	35,225	42,270	49,315
$150,000	26,010	34,680	43,350	52,020	60,690
$160,000 and above(1)	27,960	37,280	46,600	55,920	65,240

(1)	The benefits shown corresponding to this compensation reflect the compensation limit under Section 401(a)(17) of the Code. A participant’s compensation in excess of $150,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average earnings in plan years beginning in 1994 through 1996. A participant’s compensation in excess of $160,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average earnings in plan years beginning in 1997 through 1999. Benefits accrued as of the last day of the plan year beginning in 1993 on the basis of compensation in excess of $150,000 are preserved.

Deferred Compensation Plan

      The Barnes & Noble, Inc. Deferred Compensation Plan (the “Deferred Comp Plan”) permits Company employees making an annual salary in excess of $130,000 to elect to defer receipt of up to 50% of their annual salary and up to 100% of their annual bonus. Participants may elect to have deferred amounts paid after one of the following events: (i) retirement; (ii) termination of employment; or (iii) the beginning of a designated year not later than the year in which the participant would attain the age of 70 1/2.

      Amounts paid to a participant under the Deferred Comp Plan are paid in a lump sum, except in the case of retirement, where a participant may elect to have payments made in equal annual installments for a period of up to 15 years. Amounts in the Deferred Comp Plan may be withdrawn by a participant at any time subject to a 10% penalty, which may be waived by the Compensation Committee in the case of financial hardship.

Employment Agreements

      Stephen Riggio has an employment agreement for his services as Chief Executive Officer expiring in 2005. The agreement provides for a minimum annual salary of $650,000 and an annual bonus determined in accordance with the Barnes & Noble, Inc. Supplemental Compensation Plan. The agreement also provides for life and long-term disability insurance, a car allowance and a two-year post-employment, non-competition agreement. The agreement also provides for lump sum severance payments equal to two years’ salary, bonus and benefits in the event his employment terminates involuntarily without Cause (as defined in the agreement), and equal to three years’ salary, bonus and benefits in the event his employment terminates involuntarily (or voluntarily for Good Cause, as defined in the agreement) within two years following a change in control of the Company. The agreement renews annually upon expiration, unless terminated by either party on 12 months prior notice.

      Mitchell S. Klipper has an employment agreement for his services as Chief Operating Officer expiring in 2005. The agreement provides for a minimum annual salary of $600,000 and an annual bonus determined in accordance with the Barnes & Noble, Inc. Supplemental Compensation Plan. The agreement also provides for life and long-term disability insurance, a car allowance and a two-year post-employment, non-competition agreement. The agreement also provided for grants of options to purchase 800,000 shares of Common Stock (but not exceeding 700,000 in any calendar year) at exercise prices not exceeding the fair market value of the Common Stock on the date of the employment agreement. The agreement also provides for lump sum severance payments equal to two years’ salary, bonus and benefits in the event his employment terminates involuntarily without Cause (as defined in the agreement), and equal to three years’ salary, bonus and benefits in the event his employment terminates involuntarily (or voluntarily for Good Cause, as defined in the agreement) within two years following a change in control of the Company. The agreement renews annually upon expiration, unless terminated by either party on 12 months prior notice.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company’s executive officer compensation program is administered by the Compensation Committee of the Board of Directors, consisting of the three non-employee directors listed below. The program is based upon the following guiding principles:

1. The pay and benefits provided by the Company to its executive officers should be competitive and allow the Company to attract and retain individuals whose skills are critical to the long-term success of the Company.

2. The compensation offered by the Company should reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value.

      The Compensation Committee reviews the Company’s executive compensation program each year. This review includes a comparison of the Company’s executive compensation, corporate performance, stock appreciation and total return to the stockholders with that of other companies, including other retailers.

      The key elements of the Company’s executive compensation package consist of base salary, annual bonus and stock options. The Company’s policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package afforded by the Company to its executive officers, including pension, insurance and other benefits. The Compensation Committee makes its determinations after receiving and considering the recommendations of the Company’s chief executive officer.

      Base Salaries. An executive officer’s base salary is determined by evaluating the responsibilities of the position held, the individual’s experience and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other companies.

      Annual Bonuses. In addition to a base salary, each executive officer is eligible for an annual cash bonus. Bonuses for senior executive officers of the Company are based upon annual net earnings of the Company and are determined pursuant to the stockholder-approved Barnes & Noble, Inc. Supplemental Compensation Plan (the “Supplemental Compensation Plan”).

      The Supplemental Compensation Plan provides that senior executive officers designated by the Compensation Committee are entitled to a cash bonus in accordance with a sliding scale formula based on the extent to which a pre-established earnings-per-share target is attained. In general, not later than 90 days after the commencement of each fiscal year of the Company (and before 25% of the relevant period of service has elapsed), the Compensation Committee establishes in writing a target earnings-per-share (the “Target”), the attainment of which is substantially uncertain. The Target which is established for each fiscal year must exceed the earnings-per-share for the immediately previous fiscal year. Targets are subject to adjustment for recapitalizations, dividends, stock splits and reverse splits, reorganizations, issuances of additional shares, redemptions of shares, option or warrant exercises, reclassifications, significant acquisitions and divestitures and other extraordinary events.

      Each participating executive officer is entitled to receive a cash bonus based on a percentage of his or her base salary for the fiscal year (“Base Salary”) as follows:

Then the Amount of
If Actual Earnings-Per-Share are:	the Cash Bonus is:

Less than 80% of Target	None
80% or more but less than 91% of Target	30% of Base Salary
91% or more but less than 100% of Target	45% of Base Salary
100% or more but less than 109% of Target	60% of Base Salary
109% or more but less than 118% of Target	70% of Base Salary
118% or more of Target	80% of Base Salary

      Notwithstanding the foregoing, in no event will the maximum cash bonus payable to any participating executive officer under the Supplemental Compensation Plan exceed $900,000 with respect to any fiscal year. In addition, no participating executive officer is entitled to receive any bonus under the Supplemental Compensation Plan with respect to any fiscal year unless the Company’s actual earnings-per-share for such fiscal year (subject to adjustment as provided above) exceeds earnings-per-share for the prior fiscal year. No bonuses are paid until the Compensation Committee certifies the extent to which the Target has been attained.

      Leonard Riggio, Stephen Riggio, Mitchell S. Klipper, J. Alan Kahn and Lawrence S. Zilavy are the senior executive officers of the Company currently participating in the Supplemental Compensation Plan.

      The Board of Directors and the Compensation Committee have recommended replacing the Supplemental Compensation Plan with the Performance Plan being submitted to the stockholders for approval at the Meeting.

      Stock Options. The general purpose of long-term awards, currently in the form of stock options, is to align the interests of the executive officers with the interests of the Company’s stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. In determining annual stock option grants, the Compensation Committee has based its decision on the individual’s performance and potential to improve stockholder value. The issuance of options at 100 percent of the fair market value also assures that executives will receive a benefit only when the stock price increases.

      Compensation of Chief Executive Officer. Stephen Riggio’s compensation is determined pursuant to the principles noted above, including a bonus as determined by the Supplemental Compensation Plan. Specific consideration is given to Mr. Riggio’s responsibilities and experience in the industry and the compensation package awarded to chief executive officers of other comparable companies.

      Impact of Section 162(m) of the Internal Revenue Code. The Compensation Committee has considered the potential impact of Section 162(m) of the Code, adopted under the Revenue Reconciliation Act of 1993. This section disallows a tax deduction for any publicly held corporation, for individual compensation exceeding $1,000,000 in any taxable year paid to its chief executive officer or any of its four other highest paid officers unless (i) the compensation is payable solely on account of the attainment of performance goals, (ii) the performance goals are determined by a Compensation Committee of two or more outside directors, (iii) the material terms under which compensation is to be paid are disclosed to and approved by stockholders and (iv) the Compensation Committee certifies that the performance goals were met. Because it is in the best interests of the Company to qualify to the maximum extent possible the compensation of its executives for deductibility under applicable tax laws, the Company is seeking stockholder approval of the Performance Plan at the Meeting, which provides for the payment of compensation in compliance with the above guidelines.

Compensation Committee

Matthew A. Berdon, Chairman
Margaret T. Monaco
William Sheluck, Jr.

PERFORMANCE GRAPH

      The following table compares the cumulative total stockholder return on the Common Stock for the period commencing January 29, 1999 through January 30, 2004 (the last trading date of fiscal 2003) with the cumulative total return on the Standard & Poor’s 500 Stock Index (the “S&P 500”) and the Dow Jones Retailers, Other Specialty Industry Group Index (the “Dow Jones Specialty Retailers Index”) over the same period. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Common Stock, the S&P 500 and the Dow Jones Specialty Retailers Index on January 29, 1999 and (ii) reinvestment of dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company believes that the transactions and agreements discussed below (including renewals of any existing agreements) between the Company and its affiliates are at least as favorable to the Company as could be obtained from unaffiliated parties. The Board of Directors and the Audit Committee are designated to approve in advance any new proposed transaction or agreement with affiliates and will utilize procedures in evaluating the terms and provisions of such proposed transaction or agreement as are appropriate in light of the fiduciary duties of directors under Delaware law.

      The Company leases space for its executive offices in properties in which Leonard Riggio has a minority interest. The space was rented at an aggregate annual rent including real estate taxes of approximately $4,275,000, $4,043,000 and $3,966,000 in fiscal years 2003, 2002 and 2001, respectively. Rent per square foot is approximately $28.00, which is below market.

      The Company leases a 75,000-square-foot office/warehouse from a partnership in which Leonard Riggio has a 50 percent interest, pursuant to a lease expiring in 2023. Pursuant to such lease, the Company paid $638,000, $752,000 and $490,000 in fiscal years 2003, 2002 and 2001, respectively.

      The Company leases retail space in a building in which Barnes & Noble College Bookstores, Inc. (B&N College), a company owned by Leonard Riggio, subleases space from the Company. Occupancy costs allocated by the Company to B&N College for this space totaled $823,000, $771,000 and $748,000 for fiscal years 2003, 2002 and 2001, respectively. The amount paid by B&N College to the Company approximates the cost per square foot paid by the Company to its unaffiliated third-party landlord.

      The Company subleased warehouse space from Barnes & Noble.com in Reno, Nevada. The Company paid Barnes & Noble.com $279,000 and $1,838,000 for such subleased space during fiscal 2002 and 2001, respectively. Additionally, in January 2001, the Company purchased $6,186,000 of warehouse equipment (valued at original cost) from Barnes & Noble.com’s Reno warehouse. In January 2002, Barnes & Noble.com determined it could not effectively utilize the full capacity of the Reno, Nevada distribution center. As a result, Barnes & Noble.com’s Board of Directors approved the transfer of the Reno warehouse lease and the sale of inventory located in Reno to the Company. The Company purchased the inventory from Barnes & Noble.com at cost for $9,877,000. In addition, the Company spent $1,755,000 to refurbish the facility. The Company’s Board of Directors also approved the Company’s assumption of the lease, which expires in 2010, and the hiring of all of the employees at the Reno facility. The Reno lease assignment and the transfer of the Reno facility to the Company was completed in April 2002. The Company uses the Reno facility to facilitate distribution to its current and future West Coast stores. In connection with the transition, Barnes & Noble.com agreed to pay one-half of the rent for the Reno facility through December 31, 2002. Barnes & Noble.com paid $905,000 in relation to these expenses for fiscal year 2002.

      The Company subleases to Barnes & Noble.com approximately one-third of a 300,000-square-foot warehouse facility located in New Jersey. The Company has received from Barnes & Noble.com $558,000, $498,000 and $479,000 for such subleased space during fiscal 2003, 2002 and 2001, respectively. The amount paid by Barnes & Noble.com to the Company approximates the cost per square foot paid by the Company as a tenant pursuant to the lease of the space from an unaffiliated third party.

      The Company has an agreement (the “Supply Agreement”) with Barnes & Noble.com whereby the Company charges Barnes & Noble.com the costs associated with such purchases plus incremental overhead incurred by the Company in connection with providing such inventory. The Supply Agreement is subject to certain termination provisions. Barnes & Noble.com purchased $113,758,000, $108,269,000 and $119,290,000 of merchandise from the Company during fiscal 2003, 2002 and 2001, respectively. The Company charged Barnes & Noble.com incremental fees of $3,303,000, $2,391,000 and $2,057,000 during fiscal 2003, 2002 and 2001. Barnes & Noble.com expects to source purchases through the Company in the future.

      The Company has entered into agreements whereby Barnes & Noble.com receives various services from the Company, including, among others, services for payroll processing, benefits administration, insurance (property, casualty, medical, dental, life, etc.), tax, traffic, fulfillment and telecommunications. In accordance with the terms of such agreements, the Company has received, and expects to continue to receive, fees in an amount equal to the direct costs plus incremental expenses associated with providing such services. The Company received $2,025,000, $3,453,000 and $5,465,000 for such services during fiscal 2003, 2002 and 2001, respectively.

      The aggregate receivable (which is historically settled within 60 days) from Barnes & Noble.com, prior to the Company acquiring a majority interest, in connection with the agreements described above was $55,174,000 and $47,204,000 as of February 1, 2003 and February 2, 2002, respectively.

      The Company and Barnes & Noble.com commenced a marketing program in November 2000, whereby a customer purchases a subscription to the Barnes & Noble Membership Program for an annual membership fee of $25.00 which is non-refundable after the first 30 days of the membership term. With this card, customers can receive discounts of 10 percent on all Company purchases and 5 percent on all Barnes & Noble.com purchases. The Company and Barnes & Noble.com have agreed to share the expenses, net of revenue from the sale of the cards, related to this program in proportion to the discounts customers receive on purchases with each company.

      In 2002, the Company through its wholly owned subsidiary, Marketing Services (Minnesota) Corp., entered into an agreement with Barnes & Noble.com for marketing services, which includes the issuance of gift cards. Under this agreement, the Company paid Barnes & Noble.com $18,153,000 and $5,273,000 during fiscal 2003 and 2002, respectively, which represents reimbursement for gift cards purchased in a Barnes & Noble store and redeemed on the Barnes & Noble.com Web site.

      Barnes & Noble.com, through its fulfillment centers, ships various customer orders for the Company to its retail stores as well as to the Company’s customers’ homes. Barnes & Noble.com charges the Company the costs associated with such shipments plus any incremental overhead incurred by Barnes & Noble.com to process these orders. The Company paid Barnes & Noble.com $2,662,000, $1,746,000 and $1,030,000 for shipping and handling during fiscal 2003, 2002 and 2001, respectively. In addition, during fiscal 2001, the Company and Barnes & Noble.com reached an agreement whereby the Company pays a commission on all items ordered by customers at the Company’s stores and shipped directly to customers’ homes by Barnes & Noble.com. Commissions paid for these sales were $1,505,000, $1,547,000 and $359,000 during fiscal 2003, 2002 and 2001, respectively.

      The Company paid B&N College certain operating costs B&N College incurred on the Company’s behalf. These charges are included in the accompanying consolidated statements of operations and approximated $237,000, $219,000 and $188,000 for fiscal 2003, 2002 and 2001, respectively. B&N College purchased inventory, at cost plus an incremental fee, of $43,403,000, $44,944,000 and $41,452,000 from the Company during fiscal 2003, 2002 and 2001, respectively. The Company charged B&N College $2,198,000, $2,064,000 and $1,517,000 for fiscal years 2003, 2002 and 2001, respectively, for capital expenditures, business insurance and other operating costs incurred on its behalf.

      The Company uses a jet aircraft owned by B&N College and pays for the costs and expenses of operating the aircraft based upon the Company’s usage. Such costs which include fuel, insurance, personnel and other costs approximated $2,373,000, $1,872,000 and $2,228,000 during fiscal 2003, 2002 and 2001, respectively, and are included in the accompanying consolidated statements of operations.

      In fiscal 1999, the Company acquired Babbage’s Etc., one of the nation’s largest video-game and entertainment-software specialty retailers, a company majority owned by Leonard Riggio. An independent Special Committee of the Board of Directors negotiated and approved the acquisition on behalf of the Company. The Company made an additional payment in fiscal 2002 due to certain financial performance targets having been met during fiscal 2001. In fiscal 2000, the Company acquired Funco, Inc. Through a corporate restructuring, Babbage’s Etc. became a wholly owned subsidiary of Funco, Inc. and the name of Funco, Inc. was changed to GameStop, Inc. In fiscal 2002, the Company completed an initial public offering (IPO) of its GameStop subsidiary which resulted in the Company retaining an approximate 63 percent interest in GameStop. The Company’s total investment in GameStop amounted to approximately $400,000,000, of which $250,000,000 was repaid out of GameStop’s IPO proceeds and $150,000,000 was converted into a capital contribution.

      GameStop operates departments within some of the Company’s bookstores. GameStop pays a license fee to the Company in an amount equal to 7 percent of the gross sales of such departments. The Company charged GameStop a license fee of $974,000 and $1,103,000 during fiscal 2003 and 2002.

      GameStop participates in the Company’s worker’s compensation, property and general liability insurance programs. The costs incurred by the Company under these programs are allocated to GameStop based upon GameStop’s total payroll expense, property and equipment, and insurance claim history. The Company charged GameStop for these services $2,363,000 and $1,726,000 during fiscal 2003 and 2002, respectively.

      In fiscal 2003, GameStop purchased an airplane from B&N College. The purchase price was $9,500,000 and was negotiated through an independent third party following an independent appraisal.

      The Company is provided with national freight distribution, including trucking services by the Argix Direct Inc. (Argix) (formerly the LTA Group, Inc.), a company in which a brother of Leonard and Stephen Riggio owns a 20 percent interest. The Company paid Argix $19,430,000, $18,509,000 and $17,746,000 for such services during fiscal years 2003, 2002 and 2001, respectively. The Company believes the cost of freight delivered to the stores is comparable to the prices charged by publishers and other third-party freight distributors. Argix subleased warehouse space from the Company in Jamesburg, New Jersey. Argix paid the Company $1,822,000, $1,831,000 and $1,880,000 for such subleased space during fiscal 2003, 2002 and 2001, respectively.

      Since 1993, the Company has used AEC One Stop Group, Inc. (AEC) as its primary music and DVD/video supplier and to provide a music and video database. AEC is one of the largest wholesale distributors of music and DVD/videos in the United States. In 1999, AEC’s parent corporation was acquired by an investor group in which Leonard Riggio was a minority investor. The Company paid AEC $246,470,000, $246,409,000 and $169,879,000 for merchandise purchased during fiscal 2003, 2002 and 2001, respectively. In addition, the Company paid AEC $3,721,000, $7,736,000 and $2,554,000 for database equipment and services during fiscal 2003, 2002 and 2001, respectively. The Company believes the cost charged by AEC are comparable to other suppliers. Amounts payable to AEC for merchandise purchased were $20,897,000 and $21,967,000 as of January 31, 2004 and February 1, 2003, respectively.

      Michael N. Rosen, the Secretary and a Director of the Company, is the Chairman of the New York office of Bryan Cave LLP, which law firm represents the Company.

Independent Accountants

      The firm of BDO Seidman, LLP (“BDO Seidman”) has been selected as independent accountants for the Company.

      The independent accountants examine annual financial statements and provide other non-audit and tax-related services for the Company. The Company and the Audit Committee have considered whether other non-audit services provided by BDO Seidman are compatible with maintaining the independence of BDO Seidman in its audit of the Company and are not considered prohibited services under the Sarbanes-Oxley Act of 2002.

      Audit Fees. For fiscal 2003, the Company and its subsidiaries paid BDO Seidman $992,543 for professional services rendered for the Company’s audit of the annual financial statements and for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”). Of the $992,543, GameStop and Barnes & Noble.com paid $258,253 and $312,420 (of which $48,030 was incurred prior to the Company obtaining control of Barnes & Noble.com on September 15, 2003), respectively, for audit fees related to their financial statements. For fiscal 2002, the Company and its subsidiaries paid BDO Seidman $668,430 for professional services rendered for the Company’s audit of the annual financial statements and for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC. Of the $668,430, GameStop paid $275,750 for audit fees related to their financial statements. In fiscal 2002, the Company also paid BDO Seidman $369,790 ($335,155 of which was paid by GameStop) for assistance with and review of other documents filed with the SEC.

      Audit-Related Fees. In fiscal 2003, the Company paid $247,242 for due diligence relating to Barnes & Noble.com and Sterling Publishing, Co., Inc. The Company paid $155,425 for consultation concerning financial accounting and reporting standards of which GameStop paid $2,450. The Company paid $39,000 ($11,000 of which was paid by GameStop and $16,000 of which was paid by Barnes & Noble.com prior to the Company obtaining control of Barnes & Noble.com) for employee benefit plan audits. In fiscal 2002, the Company paid $307,744 ($63,974 of which was paid by GameStop) for services including employee benefit plan audits ($50,500), due diligence related to acquisitions ($56,855), internal control reviews ($78,550) and consultation concerning financial accounting and reporting standards ($121,839).

      Tax Fees. In fiscal 2003, the Company paid BDO Seidman tax fees of $331,093, of which $59,390 was paid by GameStop. Tax fees included professional services rendered for tax compliance, tax advice and tax planning. The Company paid BDO Seidman tax fees of $883,500 ($23,440 of which was paid by GameStop) in fiscal 2002. Tax fees included professional services rendered for tax compliance, tax advice and tax planning.

      All Other Fees. The Company paid BDO Seidman $15,500 for other fees in fiscal 2003, all of which was paid by Barnes & Noble.com prior to the Company obtaining control of Barnes & Noble.com. The Company did not pay BDO Seidman for any other fees in fiscal 2002.

      Pre-approval Policies and Procedures. The Audit Committee Charter adopted by the Board of Directors of the Company requires that, among other things, the Audit Committee pre-approve the rendering by the Company’s independent auditor of all audit and permissible non-audit services. The Audit Committee has approved the services provided by BDO Seidman referred to above. The Audit Committee has also authorized the Company’s management in advance to engage the Company’s independent auditor from time to time in the future without Audit Committee pre-approval to perform certain limited specified projects that at any one time will not involve more than $25,000 per project and more than $50,000 in the aggregate.

AUDIT COMMITTEE REPORT

      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

      In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with audit committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (independence discussions with audit committees) and discussed with them their independence from the Company and its management.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004 for filing with the SEC.

Audit Committee

William Sheluck, Jr., Chairman
Matthew A. Berdon
Michael J. Del Giudice

PROPOSAL 2

APPROVAL OF THE BARNES & NOBLE, INC.

2004 INCENTIVE PLAN

      The Compensation Committee has approved, and the Board of Directors has adopted, subject to approval of the Company’s stockholders, the Incentive Plan, and is recommending that stockholders approve the Incentive Plan at the Meeting. The Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to encourage such individuals to remain as directors, employees, consultants and/or advisors of the Company and its affiliates by increasing their proprietary interest in the Company’s growth and success. To attain these ends, the Company has formulated the Incentive Plan to authorize the granting of awards (as described below) to participants whose judgment, initiative and efforts are, have been, or are expected to be, responsible for the success of the Company.

      The Incentive Plan permits grants of options, stock appreciation rights (“SARs”), restricted stock, performance awards, other stock unit awards and dividend equivalents. Stockholder approval of the Incentive Plan is intended to, among other things, (1) comply with the rules and regulations of the New York Stock Exchange, and (2) permit the awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

      A general description of the principal terms of the Incentive Plan is set forth below. However, the summary does not purport to be a complete description of all the provisions of the Incentive Plan. This description is qualified in its entirety by the terms of the Incentive Plan, as proposed to be adopted, which is attached to this Proxy Statement as Appendix B.

Purpose of the Incentive Plan

      The purpose of the Incentive Plan is to assist the Company and affiliates of the Company in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives, which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the awards hereunder.

Effective Date

      The Incentive Plan will become effective upon stockholder approval at the Meeting and will terminate 10 years from the date of the Meeting, unless sooner terminated by the Board of Directors.

Stock Limits

      The maximum number of shares of the Company’s common stock issuable under the Incentive Plan is 7,300,000, plus shares that remain available under the Company’s stockholder-approved 1996 Incentive Plan, as amended. Any stock that is subject to awards of options or SARs under the Incentive Plan shall be counted against the limit as one share for every share issued. Any stock that is subject to awards other than options and SARs under the Incentive Plan shall be counted against the limit as two shares for every one share granted.

      In general, stock is counted against the limit only to the extent it is actually issued. Thus, stock which terminates by expiration, forfeiture, cancellation, or otherwise is settled in cash in lieu of stock, or exchanged for awards not involving stock, shall again be available for grant. Also, if the option price or tax withholding requirements of any award are satisfied by tendering stock to the Company, or if an SAR is exercised, only the number of shares issued, net of the shares tendered, will be deemed issued under the Incentive Plan.

      Additionally, the Incentive Plan imposes the following annual per-participant award limits (within the meaning of Section 162(m)(3) of the Code): No participant may be granted (i) options or SARs during any 36-month period with respect to more than 2,000,000 shares or (ii) restricted stock, performance awards and/or other stock unit awards that are denominated in stock in any 36-month period with respect to more than 1,000,000 shares. Additionally, the maximum dollar value payable to any participant in any 12-month period with respect to performance awards and/or other stock unit awards that are valued with reference to property other than stock is $5,000,000.

      The number and kind of stock that may be issued, the number and kind of stock subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Compensation Committee to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions. The Compensation Committee may also make adjustments to reflect unusual or nonrecurring events such as mergers, consolidations, spin-offs and other corporate reorganizations.

Other Company Plans

      Stock available under the Incentive Plan may be used by the Company as a form of payment of performance based compensation under other Company compensation plans (including the Performance Plan), whether or not existing on the date hereof. To the extent any stock is used by the Company under its other compensation plans, this stock will reduce the then number of shares available under the Incentive Plan for future awards, but will not be subject to the 12 and 36 month stock or dollar limitations referred to above.

Administration

      The Compensation Committee is responsible for administering the Incentive Plan and has the discretionary power to interpret the terms and intent of the Incentive Plan and any Incentive Plan-related documentation. The Compensation Committee is also responsible for determining the eligibility for awards, the terms and conditions of awards, and the adoption of rules, regulations, forms, instruments, and guidelines pertaining to the Incentive Plan. Determinations of the Compensation Committee made under the Incentive Plan are final and binding. The Compensation Committee may delegate administrative duties and powers to one or more directors of the Company or, to the extent permitted by law, to one or more officers or a committee of officers the right to grant awards to employees who are not directors or officers of the Company and to cancel or suspend awards to employees who are not directors or officers of the Company.

Eligibility

      Individuals eligible to receive awards under the Incentive Plan are employees and directors of the Company or any affiliate of the Company, and consultants, agents and advisors who provide services to the Company and any affiliate of the Company, as selected by the Compensation Committee.

Options

      The Compensation Committee may grant options under the Incentive Plan either alone or in addition to other awards granted under the Incentive Plan. The exercise price for options cannot be less than the fair market value of the stock underlying such options on the date of grant, which shall be the closing price of the stock as reported on the New York Stock Exchange on the date of grant. The Incentive Plan expressly prohibits repricing of options. The latest expiration date of an option cannot be later then the tenth (10th) anniversary of the date of grant. The exercise price of an option may be paid with cash or its equivalent, with previously acquired stock (in certain circumstances, that have been held at least six months), or by certain other means with the consent of the Compensation Committee.

Stock Appreciation Rights

      The Compensation Committee may grant SARs under the Incentive Plan either alone or in tandem with options or other awards. Upon the exercise of a SAR, the holder will have the right to receive the excess of (i) the fair market value of one share on the date of exercise (or such other amount as the Compensation Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the SAR on the date of grant which, except under certain circumstances, will not be less than the fair market value of one share on the date of grant. Upon the exercise of an SAR, the Compensation Committee will determine, in its sole discretion, whether payment will be made in cash, stock or other property, or any combination thereof. Additionally, the following terms will be applicable to SARs granted under the Incentive Plan:

•	Any SAR granted in tandem with an option may be granted at the same time as the related option is granted or at any time thereafter before exercise or expiration of the option.

•	Any SAR granted in tandem with an option may be exercised only when the related option would be exercisable and the fair market value of the stock subject to the related option exceeds the option price at which stock can be acquired pursuant to the option.

•	Any option related to a tandem SAR will no longer be exercisable to the extent the tandem SAR has been exercised.

Restricted Stock

      The Compensation Committee may award restricted stock either alone or in addition to other awards under the Incentive Plan. Restricted stock awards consist of stock that is granted to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. A holder of restricted stock is generally treated as a stockholder of the Company (subject to the restrictions) and has the right to vote such stock and the right to receive distributions made with respect to such stock. Except for certain limited situations (including the death, disability or retirement of a participant or a change of control of the Company) restricted stock awards subject solely to continued employment restrictions will have a restriction period of not less than three years from the date of grant of the restricted stock award (but pro-rata vesting is permitted over that time).

Other Stock Unit Awards

      Other awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, stock or other property may be granted to participants, either alone or in addition to other awards granted under the Incentive Plan. These other stock unit awards will be paid only in stock. Except for certain limited situations (including the death, disability or retirement of a participant or a change of control of the Company), other stock unit awards subject solely to continued employment restrictions will be subject to restrictions imposed by the Compensation Committee for a period of not less than three years from date of grant (but pro-rata vesting is permitted over that time). Unlike restricted stock awards, other stock unit awards result in the transfer of stock to the participant only after specified conditions are satisfied and the holder of such an award is only treated as a stockholder with respect to the award when the stock is delivered in the future.

Performance Awards

      Performance awards may be granted under the Incentive Plan, either alone or in addition to other awards granted under the Incentive Plan. Performance awards will be earned only if the participant meets certain performance goals established by the Compensation Committee over a designated performance period, which period will not be shorter than 12 months nor longer than five years. Performance awards may be paid in cash, stock, other property, or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment. The performance goals to be achieved for each performance period will be determined by the Compensation Committee and may be based upon the criteria described below under the heading “Code Section 162(m) Provisions.”

Code Section 162(m) Provisions

      If the Compensation Committee determines at the time restricted stock, a performance award or other stock unit award is granted to a participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a covered employee, then the

Compensation Committee may provide that the following provisions are applicable to such award (these awards are referred to as “Covered Awards” below):

      Performance Criteria. Covered Awards will be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which will be based on the attainment of specified levels of one or any combination of the following: net sales; pretax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any affiliate of the Company, division or business unit of the Company for or within which the participant is primarily employed.

      Additionally, the Compensation Committee may also exclude the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles.

      Adjustments. The Compensation Committee may adjust downwards, but not upwards, the amount payable pursuant to any Covered Award, and the Compensation Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of a participant.

Dividend Equivalents

      The Compensation Committee may provide for the payment of dividend equivalents with respect to any stock subject to an award that has not actually been issued under the award.

Deferrals

      The Compensation Committee may require or permit a participant to defer the receipt of cash or stock pursuant to any awards under the Incentive Plan.

Termination of Employment

      The Compensation Committee will determine how each award will be treated following termination of the holder’s employment with, or service for, the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs, or other awards requiring exercise will remain exercisable.

Treatment of Awards Upon a Change of Control and Related Transactions

      One or more awards may be subject to the terms and conditions set forth in a written agreement between the Company and a participant providing for different terms or provisions with respect to such awards upon a “Change of Control” of the Company (as that term may be defined in such written agreement).

Amendments

      The Board of Directors may at any time alter, amend, suspend, or terminate the Incentive Plan, except that no amendment of the Incentive Plan will be made without stockholder approval if stockholder approval is required by applicable law or regulation. Stockholder approval is also generally required for any amendment that would: (i) increase the number of shares that may be the subject of awards; (ii) expand the types of awards available; (iii) materially expand the class of persons eligible to participate; (iv) permit options to be issued or repriced at option prices less than 100% of fair market value; (v) increase the maximum permissible term for options; or (vi) modify the limitations on the number of shares or maximum dollar amounts that may be awarded to participants. No amendment to an award previously granted may adversely affect the rights of any participant to whom such award was granted without such participant’s consent.

Transferability

      Except as otherwise approved by the Compensation Committee, awards are not transferable other than by will or the laws of descent and distribution.

Material Federal Income Tax Considerations

      The following is a brief summary of the principal federal income tax consequences of awards under the Incentive Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Options

      In general, an optionee does not recognize taxable income upon the grant of an option. Upon the exercise of such an option, the optionee recognizes ordinary income to the extent the fair market value of the stock received upon exercise of the option on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the option. The foregoing discussion does not address the tax treatment with respect to options that would qualify as “incentive stock options” under Section 422 of the Code, which historically have not been granted by the Company.

Restricted Stock

      A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, unless an election is made as described in the next paragraph, the participant recognizes ordinary income in the first taxable year in which his or her interest in the stock becomes either: (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the stock at the time the restrictions lapse less the cash, if any, paid for the stock.

      A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the stock) on the date of the award. Any such election must be filed with the Internal Revenue Service within 30 days of the date of grant. Future appreciation on the stock will be taxed as capital gains when the stock is sold. However, if after making such an election, the stock is forfeited, the participant will be unable to claim any loss deduction.

      The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Other Awards

      In the case of an exercise of an SAR or an award of other stock units or performance awards, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any stock received on the date of payment. In that taxable year, the Company would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Million Dollar Deduction Limit

      Pursuant to Section 162(m) of the Internal Revenue Code, the Company may not deduct compensation of more than one million ($1,000,000) dollars that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the four other most highly-compensated executive officers for that taxable year as reported in the Company’s proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. It is intended that awards under the Incentive Plan made to these employees in the form of options, performance-based restricted stock, performance awards, SARs, and cash payments under annual incentive awards will constitute qualified performance-based compensation and, as such, will be exempt from the one million ($1,000,000) dollar limitation on deductible compensation, but no assurance can be made in this regard.

Withholding Taxes

      Awards made to participants under the Incentive Plan may be subject to federal, state and local income tax and employment tax withholding obligations and the Company will comply with any requirements to withhold such taxes.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE INCENTIVE PLAN. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR APPROVAL OF THE INCENTIVE PLAN UNLESS A VOTE AGAINST THE INCENTIVE PLAN OR AN ABSTENTION IS SPECIFICALLY INDICATED.

PROPOSAL 3

APPROVAL OF THE BARNES & NOBLE, INC.

2004 EXECUTIVE PERFORMANCE PLAN

      The Compensation Committee has approved, and the Board of Directors has adopted, subject to approval of the Company’s stockholders, the Performance Plan, and is recommending that stockholders approve the Performance Plan at the Meeting. The Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to stimulate the efforts of such individuals to contribute to the continued success and growth of the Company’s business. To attain these ends, the Company has formulated the Performance Plan to authorize the awarding of bonuses that are intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

      A general description of the principal terms of the Performance Plan is set forth below. However, the summary does not purport to be a complete description of all the provisions of the Performance Plan. This description is qualified in its entirety by the terms of the Performance Plan, as proposed to be adopted, which is attached to this Proxy Statement as Appendix C.

Purpose of the Performance Plan

      The purpose of the Performance Plan is to permit the Company, through awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Code, to attract and retain senior management who, because of the extent of their responsibilities, can and do make significant contributions to the success of the Company by their ability, industry, loyalty and exceptional services.

Effective Date

      The Performance Plan will become effective upon stockholder approval at the Meeting.

Administration

      The Performance Plan will be administered by the Compensation Committee. The Compensation Committee will interpret the Performance Plan, establish rules and regulations relating to the operation of the Performance Plan, select participants, determine the amounts of any awards (subject to the maximum amounts permitted under the Performance Plan), and make all determinations and take all other actions necessary or appropriate in the administration of the Performance Plan.

Eligibility

      The Performance Plan permits the grant of awards only to the Company’s covered employees, and, in the discretion of the Committee, any other executive officer. A “covered employee” means any executive officer of the Company or of any non-publicly held subsidiary who is, or is likely to be, a “covered employee” within the meaning of Section 162(m)(3) of the Code in any given year.

Awards

     Performance Period; Procedure.

      Not later than 90 days after the commencement of each fiscal year of the Company, the Compensation Committee shall, in writing, designate one or more performance periods for such fiscal year, provided that any performance period of less than one year shall be designated no later than the date on which 25% of such performance period has lapsed, and shall also do the following:

•	determine the participants for the performance period, which will be, except as otherwise determined by the Compensation Committee, each Named Executive Officer in the Company’s annual proxy statement following the conclusion of the applicable performance period;

•	affirm the performance goal as the “Incentive Pool” for the applicable performance period, which will equal 5% of the Company’s operating income, without regard to certain extraordinary items and changes in accounting standards required by generally accepted accounting principles; and

•	assign to each participant under the Performance Plan such participant’s percentage of the “Incentive Pool,” which may not exceed 40% of the “Incentive Pool” for any performance period.

      The aggregate amount of all awards under the Performance Plan for any performance period will not exceed 100% of the “Incentive Pool” for such performance period.

      Certification. As soon as reasonably practicable following the conclusion of each performance period, the Compensation Committee will certify, in writing, the size of the “Incentive Pool” for the performance period.

      Payment. Following each certification, the Compensation Committee will determine the maximum award payable to each participant based on the size of the “Incentive Pool” and the percentage of the “Incentive Pool” allocated to each participant (this maximum amount is referred to as the “Maximum Payment”). The amount of the Award actually paid to a participant will be any amount equal to or less than the Maximum Payment, as determined by the Compensation Committee in its sole discretion. Awards will be paid in cash or, in the Compensation Committee’s sole discretion, in stock obtained from any equity compensation plan of the Company (including the Incentive Plan), or any combination thereof.

      Deferral. With the prior written consent of the Compensation Committee, a participant will be entitled to elect to defer the payment of any award payable under the Performance Plan.

      Termination of Employment. If a participant dies or retires, or if the participant’s employment otherwise ceases during a performance period (except for termination by the Company for cause, as determined by the Compensation Committee in its sole discretion), the Maximum Payment payable to such a participant will be proportionately reduced based on the period of actual employment during the applicable performance period (this maximum amount is referred to as the “Proportionate Maximum Payment”), and the amount of the award actually paid to such a participant will be any amount equal to or less than the Proportionate Maximum Amount, as determined by the Compensation Committee in its sole discretion.

Amendments

      The Board of Directors may at any time alter, amend, suspend, or terminate the Incentive Plan or any outstanding award in whole or in part, except that no amendment of the Performance Plan will be made without stockholder approval if stockholder approval is required by applicable law or regulation, including Section 162(m) of the Code.

Material Federal Tax Consequences

      The following is a brief summary of the principal federal income tax consequences of awards under the Performance Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

      Compensation paid under the Performance Plan will constitute ordinary income taxable to the recipient (subject to applicable withholding requirements) when paid or otherwise made available to such recipient and, subject to the discussion below, will be deductible by the Company.

      Under Section 162(m) of the Code, the Company generally may not deduct for federal income tax purposes certain employee compensation that would otherwise be deductible to the extent that such compensation exceeds one million dollars ($1,000,000) for any covered employees in any fiscal year. However, compensation that is “performance-based” (as defined in Section 162(m) of the Code) is not subject to the deductibility limitations. The Performance Plan is intended to address the limitation on deductibility by providing for compensation that qualifies as performance-based compensation, which is not subject to the limitation. Compensation paid under the Performance Plan will not be subject to the deduction limit if:

•	it is payable on account of the attainment of the pre-established, objective performance goals set forth within the Performance Plan;

•	the Compensation Committee, which is comprised solely of outside directors, approves the maximum individual awards at or near the beginning of each performance period;

•	the Performance Plan, which sets forth the material terms of the compensation and the performance goals, is disclosed to and approved by stockholders before payment; and

•	the Compensation Committee certifies that the performance goals have been satisfied before payment.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PERFORMANCE PLAN. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR APPROVAL OF THE PERFORMANCE PLAN UNLESS A VOTE AGAINST THE PERFORMANCE PLAN OR AN ABSTENTION IS SPECIFICALLY INDICATED.

PROPOSAL 4

APPROVAL OF THE AMENDMENT TO THE

BARNES & NOBLE, INC. BYLAWS

      The Company’s Bylaws, as amended, currently fix the size of the Company’s Board of Directors at nine members. The Board has determined that it is in the best interests of the Company for the Board to have the flexibility to increase its size to up to 12 members. This would permit the Board to add additional qualified members at any time without the expense and management effort required by a proxy solicitation. It would also allow the Board to expand the diversity and expertise of its members, while allowing current members of the Board to continue their service. The Board believes this flexibility to be of great significance due to the increased responsibilities and workloads of the Board and its committees under the new corporate governance regulations that have been adopted in recent years by the SEC and the New York Stock Exchange, as well as those resulting from the significant growth and complexity of the Company’s business since the Board was last increased in size in 1995.

      In selecting Directors to fill any newly created directorships, the Board and its Nominating & Corporate Governing Committee will give due consideration to the criteria described under “Minimum Qualifications” on page 5 of this Proxy Statement, and to the independence requirements of the New York Stock Exchange and the SEC. Any selection of Directors will comply with the requirement that a majority of the members of the Company’s Board be “independent” under the listing standards of the New York Stock Exchange.

      The Board has adopted the amendment to the Company’s Bylaws attached to this Proxy Statement as Appendix D, subject to stockholder approval at the Meeting, to modify the Bylaws to provide for the flexibility described above.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S BYLAWS. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S BYLAWS UNLESS A VOTE AGAINST THE AMENDMENT TO THE COMPANY’S BYLAWS OR AN ABSTENTION IS SPECIFICALLY INDICATED.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANTS

      The Audit Committee has appointed the firm of BDO Seidman, which firm was engaged as independent certified public accountants for the fiscal year ended January 31, 2004, to audit the financial statements of the Company for the fiscal year ending January 29, 2005. A proposal to ratify this appointment is being presented to the stockholders at the Meeting. A representative of BDO Seidman will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS CONSIDERS BDO SEIDMAN TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company’s executive officers and Directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of Common Stock of the Company with the SEC. Executive officers, Directors and greater than 10-percent stockholders are required to furnish the Company with copies of all such forms they file.

      To the Company’s knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to its executive officers, Directors and greater than 10-percent stockholders were complied with.

OTHER MATTERS

      The Company does not intend to present any other business for action at the Meeting and does not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the Meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

      Proxy Solicitation. Solicitation may be made personally, by telephone, by telegraph or by mail by officers and employees of the Company who will not be additionally compensated therefor. In addition, the Company engaged the firm Georgeson Shareholder to assist with the solicitation of proxies for a fee not to exceed $8,000, plus reimbursement for out-of-pocket expenses. The Company will request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy. The Company will reimburse such persons for their expenses in so doing. The Company is bearing all costs of this solicitation.

      Financial and Other Information. The Company’s Annual Report for the fiscal year ended January 31, 2004, including financial statements, is being sent to stockholders together with this Proxy Statement.

      Stockholder Proposals. Proposals of stockholders intended to be included in the proxy materials for the Annual Meeting of Stockholders to be held in 2005 must be received by the Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011, no later than December 30, 2004.

      In addition, the Company’s Bylaws provide that, in order for a stockholder to propose business for consideration at such meeting, such stockholder must give written notice to the Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be given not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder’s record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the proposing stockholder in such business.

      STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By Order of the Board of Directors

LEONARD RIGGIO
Chairman

April 29, 2004

APPENDIX A

BARNES & NOBLE, INC.

AUDIT COMMITTEE CHARTER

I.	Purpose

      The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Barnes & Noble, Inc. (the “Company”) to assist the Board in its oversight responsibilities relating to (1) the integrity of the financial statements of the Company and its financial reporting process, (2) internal and external auditing and the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, (4) the integrity of the Company’s systems of internal accounting and financial controls, and (5) the compliance by the Company with legal and regulatory requirements.

II.	Committee Membership

      The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange and applicable law, including the Sarbanes-Oxley Act of 2002 (the “Act”). All members of the Committee must be able to read and understand fundamental financial statements at the time of their appointment and at least one member of the Committee shall be an “audit committee financial expert,” as defined under the Act and the regulations promulgated thereunder, unless the Board shall have determined that the members of the Committee have sufficient expertise in financial statement oversight that such expert is not necessary, which determination shall be disclosed in the Company’s applicable Form 10-K.

      The members of the Committee shall be appointed by the Board. Committee members may be replaced by the Board. Members of the Committee may not serve on more than three public company audit committees (including a member’s service on the Committee), unless the Board determines that such service does not impair such member’s ability to serve on the Committee, which determination shall be disclosed in the Company’s applicable proxy statement.

III.	Committee Authority and Responsibility

•	The Committee shall be solely responsible for the appointment and retention (or termination) of the independent auditor, and shall be solely responsible for the compensation and oversight of the work of the independent auditor. The independent auditor shall report directly to the Committee.

•	The Committee shall have the authority to engage independent counsel, accounting or other advisors to advise the Committee as it determines appropriate to assist in the full performance of its functions.

•	The Committee shall approve in advance all audit services and all non-audit services provided by the independent auditors based on policies and procedures developed by the Committee. The Company shall provide the Committee with appropriate funding, as determined by the Committee, to (i) compensate the registered public accounting firm engaged for the purpose of rendering an audit report or related work or performing other audit, review or attest services, (ii) compensate any advisers employed by the Committee, and (iii) reimburse the Committee for its administrative expenses.

•	The Committee shall meet as often as it determines, but not less frequently than quarterly.

•	The Committee may form and delegate authority to subcommittees when appropriate.

•	The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

•	The Committee shall meet with management, the internal auditors and the independent auditor in separate executive sessions at least quarterly.

•	The Committee may meet with the Company’s investment bankers or financial analysts who follow the Company.

•	The Committee shall make regular reports to the Board and shall submit the minutes of its meetings to the Board.

•	The Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

•	The Committee shall provide a copy of the Charter to be included as an appendix to the Company’s proxy statement.

•	The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	The Committee shall annually review and evaluate the Committee’s own performance.

      The Committee’s policies and procedures shall remain flexible in order to best react to changing conditions and to help ensure that the Company’s accounting and reporting practices are in accord with all requirements and are of the highest quality. In carrying out its responsibilities, the Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

      1. Review and discuss with management and the independent auditor, prior to filing, the annual audited financial statements, including disclosures made in the Company’s annual report on Form 10-K and management’s discussion and analysis.

      2. Recommend to the Board of Directors, based upon a review of the Company’s audited financial statements and discussions with management and the independent auditor, and a written statement provided by management, whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

      3. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

      4. Obtain from the independent auditor a report of all critical accounting policies and practices, all alternative treatments of financial information that have been discussed and the ramifications of such alternate treatments, including the treatment preferred by the independent auditor, and all material communications between the independent auditor and management.

      5. Review analyses prepared by management setting forth the significant financial reporting issues or judgments made in connection with the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

      6. Approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditors.

      7. Discuss with management, prior to release, the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

      8. Discuss with management and the independent auditor the effect of regulatory and accounting developments as well as off-balance sheet structures on the Company’s financial statements.

      9. Inquire of management, the internal auditor, and the independent auditor about any potential financial risks or exposures and assess the steps management should take or has taken to identify and minimize such risk.

      10. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including the management letter provided by the independent auditor and the Company’s response to that letter, and any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      11. Discuss with management, the internal auditor and the independent auditor the adequacy and effectiveness of the Company’s internal controls.

      12. Review with the Chief Executive Officer and the Chief Financial Officer the Company’s disclosure controls and procedures and review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures.

Oversight of the Company’s Relationship with the Independent Auditor

      13. Review the experience and qualifications of the senior members of the independent auditor team.

      14. Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any issues raised in clause (b) above, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

      15. Adopt a policy of rotating the lead and concurring audit partner every five years and consider whether in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

      16. Recommend to the Board guidelines that would prohibit the Company from hiring any employee or former employee of the independent auditor in a “financial reporting oversight role” if the employee or former employee provided more than ten hours of audit, review or attest services to the Company within the one year preceding the commencement of the Company’s then current year’s audit.

      17. Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

      18. Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion, review the audit, including the comments or recommendations of the independent auditors.

Oversight of the Company’s Internal Audit Function

      19. Review the appointment and, if necessary, the replacement of the senior internal auditing executive.

      20. Review the significant reports to management prepared by the internal auditing department and management’s responses.

      21. Discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

      22. Review the internal audit function, including the independence and authority of its reporting obligations, the audit plans proposed for the coming year, and the coordination of such plans with the work of the independent auditors.

Compliance Oversight Responsibilities

      23. Obtain from the independent auditor assurance that it is not aware of any circumstances that would require reporting under Section 10A of the Securities Exchange Act of 1934.

      24. Obtain reports from management and the Company’s senior internal auditing executive that the Company is in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics and advise the Board with respect to such compliance.

      25. Review with management and the independent auditor and approve all transactions or courses of dealing with parties related to the Company.

      26. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

      27. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Additionally, the Committee shall ensure that all such complaints are treated confidentially and anonymously, as set forth in Section 301 of the Act.

      28. Discuss with the Company’s counsel legal and regulatory matters that may have a material impact on the Company’s financial statements, and compliance policies and programs, including corporate securities trading policies.

      29. Perform any other activities consistent with this Charter as the Committee or the Board may deem necessary or appropriate.

Limitation of Committee’s Role

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of the Company’s management and the independent auditor.

APPENDIX B

BARNES & NOBLE, INC.

2004 INCENTIVE PLAN

      BARNES & NOBLE, INC., a corporation existing under the laws of the State of Delaware (the “Company”), hereby establishes and adopts the following 2004 Incentive Plan (the “Plan”). Certain capitalized terms used in the Plan are defined in Article 2.

RECITALS

      WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to encourage such individuals to remain as directors, employees, consultants and/or advisors of the Company and its Affiliates by increasing their proprietary interest in the Company’s growth and success; and

      WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of Awards to Participants whose judgment, initiative and efforts are or have been or are expected to be responsible for the success of the Company.

      NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1

PURPOSE OF THE PLAN

      1.1. Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

ARTICLE 2

DEFINITIONS

      2.1. “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

      2.2. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

      2.3. “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

      2.4. “Board” shall mean the board of directors of the Company.

      2.5. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      2.6. “Committee” shall mean the Compensation Committee of the Board (or such other committee designated by the Compensation Committee of the Board), consisting of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the

Exchange Act, (ii) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange.

      2.7. “Company” has the meaning set forth in introductory paragraph of the Plan.

      2.8. “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

      2.9. “Director” shall mean a non-employee member of the Board or a non-employee member of the board of directors of a Subsidiary.

      2.10. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

      2.11. “Employee” shall mean any employee of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

      2.12. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      2.13. “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the New York Stock Exchange on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported) or, if the Company is not then listed on the New York Stock Exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

      2.14. “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

      2.15. “Limitations” shall have the meaning set forth in Section 10.5.

      2.16. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

      2.17. “Option Proceeds” shall mean the cash actually received by the Company for the option price in connection with the exercise of Options or options granted under the Prior Plans that are exercised after the effective date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options or options granted under the Prior Plans, which tax benefit shall be determined by multiplying (a) the amount that is deductible for Federal income tax purposes as a result of any such option exercise (currently, equal to the amount upon which the Participant’s withholding tax obligation is calculated), times (b) the sum of the maximum federal corporate income tax rate for the year of exercise plus an assumed 6% state income tax rate. With respect to Options or options granted under the Prior Plans, to the extent that a Participant pays the option price and/or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amounts so paid in Shares.

      2.18. “Other Stock Unit Award” shall have the meaning set forth in Section 8.1.

      2.19. “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

      2.20. “Payee” shall have the meaning set forth in Section 13.1.

      2.21. “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 9.

      2.22. “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

      2.23. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

      2.24. “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

      2.25. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

      2.26. “Prior Plans” shall mean, collectively, the Company’s 1991 Incentive Plan, as amended, and the Company’s 1996 Incentive Plan, as amended.

      2.27. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

      2.28. “Restricted Period” shall have the meaning set forth in Section 7.1.

      2.29. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

      2.30. “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

      2.31. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

      2.32. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      2.33. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

      2.34. “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

      3.1. Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 7,300,000 Shares shall be authorized for grant under the Plan, plus any Shares remaining available for grant under the Prior Plans on the effective date of the Plan. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share issued. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two (2) Shares for every one (1) Share granted.

      (b) If any Shares subject to an Award or to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plans is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 3.1(g) below.

      (c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for issuance under the Plan. In the event that (i) any option or award granted under the Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again be available for Awards under the Plan.

      (d) Shares reacquired by the Company on the open market using Option Proceeds shall be available for Awards under the Plan. The increase in Shares available pursuant to the repurchase of Shares with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a Share on the date of exercise of the Option giving rise to such Option Proceeds.

      (e) Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or any Affiliate prior to such acquisition or combination.

      (f) Grants of Awards as a material inducement to a person becoming an employee of the Company or any Subsidiary, including new employees in connection with a merger or acquisition, or a former employee being rehired as an employee following a bona fide period of interruption of employment, shall not reduce the Shares authorized for issuance under the Plan if the Committee determines to not grant such Awards under the Plan.

      (g) Any Shares that again become available for grant pursuant to this Article 3 shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and as two (2) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

      3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

ARTICLE 4

ELIGIBILITY AND ADMINISTRATION

      4.1. Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

      4.2. Administration. (a) The Plan shall be administered by the Committee. The Directors may remove from, add members to, or fill vacancies on, the Committee.

      (b) The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

      (c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any stockholder and any Employee or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.

      (d) The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers of the Company and to cancel or suspend Awards to Employees who are not Directors or officers of the Company.

ARTICLE 5

OPTIONS

      5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

      5.2. Award Agreements. All Options granted pursuant to this Article 5 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option granted pursuant to the Plan at the same time.

      5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not be permitted to (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

      5.4. Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability.

      5.5. Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement, or (f) any combination of any of the foregoing. In connection with a tender of previously acquired Shares pursuant to clause (b) above, the Committee, in its sole discretion, may permit the Participant to constructively exchange Shares already owned by the Participant in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

      5.6. Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

      5.7. Incentive Stock Options. With respect to the Options that may be granted by the Committee under the Plan, the Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares with respect to which “incentive stock options” may be granted under the Plan shall be 7,300,000 Shares.

ARTICLE 6

STOCK APPRECIATION RIGHTS

      6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (“Tandem Stock Appreciation Right”), (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion.

      6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in

Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be.

(b) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(d) Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. In addition, (i) if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies, and (ii) no Tandem Stock Appreciation Right granted under the Plan to a person then subject to Section 16 of the Exchange Act shall be exercised during the first six months of its term for cash.

(e) Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(f) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(g) The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate, including providing that the exercise price of a Tandem Stock Appreciation Right may be less than the Fair Market Value on the date of grant if the Tandem Stock Appreciation Right is added to an Option following the date of the grant of the Option. In connection with the foregoing, the Committee shall consider the applicability and effect of Section 162(m) of the Code. Notwithstanding the foregoing provisions of this Section 6.2(g), but subject to Section 12.2, a Freestanding Stock Appreciation Right shall not have (i) an exercise price less than Fair Market Value on the date of grant, or (ii) a term of greater than ten years. In addition to the foregoing, but subject to Section 12.2, the base amount of any Stock Appreciation Right shall not be reduced after the date of grant.

(h) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

ARTICLE 7

RESTRICTED STOCK AWARDS

      7.1. Grants. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”). A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

      7.2. Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

      7.3. Rights of Holders of Restricted Stock. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares.

      7.4. Minimum Vesting Period. Except for certain limited situations (including the death, disability or retirement of the Participant or a Change of Control referred to in Article 11), Restricted Stock Awards subject solely to continued employment restrictions shall have a Restriction Period of not less than three years from date of grant (but permitting pro-rata vesting over such time); provided, that the provisions of this Section 7.4 shall not be applicable to any Substituted Awards or grants of Restricted Stock in payment of Performance Awards pursuant to Article 9. Subject to the foregoing three-year minimum vesting requirement, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the Treasury Regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.

ARTICLE 8

OTHER STOCK UNIT AWARDS

      8.1. Stock and Administration. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards shall be paid only in Shares. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which such Other Stock Unit Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. Except for certain limited situations (including the death, disability or retirement of the Participant or a Change of Control referred to in Article 11), Other Stock Unit Awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the Committee for a period of not less than three years from date of grant (but permitting pro-rata vesting over such time); provided, that such restrictions shall not be applicable to any Substituted Awards, grants of Other Stock Unit Awards in payment of Performance Awards pursuant to Article 9, or grants of Other Stock Unit Awards on a deferred basis.

      8.2. Terms and Conditions. Shares (including securities convertible into Shares) subject to Awards granted under this Article 8 may be issued for no consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Article 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

ARTICLE 9

PERFORMANCE AWARDS

      9.1. Terms of Performance Awards. Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than

12 months nor longer than five years. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

ARTICLE 10

CODE SECTION 162(m) PROVISIONS

      10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

      10.2. Performance Criteria. If Restricted Stock, a Performance Award or an Other Stock Unit Award is subject to this Article 10, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; pretax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any Affiliate, division or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

      10.3. Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Article 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant.

      10.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

      10.5. Limitations on Grants to Individual Participant. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 36-month period with respect to more than 2,000,000 Shares or (ii) Restricted Stock, Performance Awards and/or Other Stock Unit Awards that are denominated in Shares in any 36-month period with respect to more than 1,000,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Awards and/or Other Stock Unit Awards that are valued with reference to property other than Shares is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

      10.6. Other Company Compensation Plans. Shares available for Awards under the Plan may be used by the Company as a form of payment of performance based compensation under other Company compensation plans, whether or not existing on the date hereof. Notwithstanding anything in this Article 10 to the contrary, to the extent any Shares are used as such by the Company, such Shares will reduce the then number of Shares available under Article 3 of the Plan for future Awards, but will not be subject to the Share or dollar limitations set forth in Section 10.5 above.

ARTICLE 11

CHANGE OF CONTROL PROVISIONS

      11.1. Impact of Change of Control. The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a “Change of Control” of the Company (as that term may be defined therein), (a) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control immediately vest and become fully exercisable, (b) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock become free of all restrictions and limitations and become fully vested, (c) all Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of the Change in Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. For purposes of the Plan, a “Change of Control” shall mean an event described in an Award Agreement evidencing the Award or such other event as determined in the sole discretion of the Board. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

      11.2. Assumption Upon Change of Control. Notwithstanding the foregoing, the terms of any Award Agreement may also provide that, if in the event of a Change of Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award, then each outstanding Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall not be accelerated as described in Sections 11.1(a), (b) and (d). For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant’s employment in such successor company within a specified time period following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 11.1(a), (b) and (d) above.

ARTICLE 12

GENERALLY APPLICABLE PROVISIONS

      12.1. Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the New York Stock Exchange or any rule or regulation of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4, or (f) amend any provision of Section 10.5. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

      12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

      12.3. Transferability of Awards. Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award with the consent of the Committee (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 12.3.

      12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

      12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

ARTICLE 13

MISCELLANEOUS

      13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Rights, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

      13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

      13.3. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

      13.4. Cancellation of Award. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, as determined by the Committee in its sole discretion.

      13.5. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      13.6. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

      13.7. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

      13.8. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

      13.9. Construction. All references in the Plan to “Section,” “Sections,” or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

      13.10. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

      13.11. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

      13.12. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

      13.13. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

      13.14. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

APPENDIX C

BARNES & NOBLE, INC.

2004 EXECUTIVE PERFORMANCE PLAN

      BARNES & NOBLE, INC., a corporation existing under the laws of the State of Delaware (the “Company”), hereby establishes and adopts the following 2004 Executive Performance Plan (the “Plan”). Certain capitalized terms used in the Plan are defined in Article 2.

RECITALS

      WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to stimulate the efforts of such individuals to contribute to the continued success and growth of the Company’s business; and

      WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the awarding of bonuses that are intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

      NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1

PURPOSE OF THE PLAN

      1.1. Purposes. The purposes of the Plan are to provide personal incentive and financial rewards to senior management who, because of the extent of their responsibilities, can and do make significant contributions to the success of the Company by their ability, industry, loyalty and exceptional services. Making such senior management participants in that success will advance the interests of the Company and its stockholders and will assist the Company in attracting and retaining such senior management.

ARTICLE 2

DEFINITIONS

      2.1. “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

      2.2. “Award” shall mean any amount granted to a Participant under the Plan.

      2.3. “Board” shall mean the board of directors of the Company.

      2.4. “Certification” shall have the meaning set forth in Section 4.2.

      2.5. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      2.6. “Committee” shall mean the Compensation Committee of the Board (or such other committee designated by the Compensation Committee of the Board), consisting of no fewer than two directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange.

      2.7. “Company” has the meaning set forth in the introductory paragraph of the Plan.

      2.8. “Covered Employee” shall mean any executive officer of the Company or of any Subsidiary who is, or is likely to be, a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

      2.9. “Eligible Participant” shall have the meaning set forth in Section 3.1.

      2.10. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      2.11. “Incentive Plan” shall mean the Company’s 2004 Incentive Plan, as the same may be amended, modified, supplemented, superceded or replaced from time to time, and any other equity compensation plan of the Company adopted after the date hereof.

      2.12. “Incentive Pool” shall mean 5% of the Company’s Operating Income, on a consolidated basis, for a given Performance Period.

      2.13. “Incentive Pool Allocation” shall mean the percentage of the Incentive Pool allocated to each Participant by the Committee for a given Performance Period.

      2.14. “Maximum Payment” shall have the meaning set forth in Section 4.3.

      2.15. “Named Executive Officers” shall have the meaning given to such term in Item 402(a)(3) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission, or any successor rule or regulation thereto.

      2.16. “Operating Income” shall mean the gross profit minus operating expenses of the Company and its Subsidiaries on a consolidated basis, without regard to items relating to (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) changes in accounting standards required by generally accepted accounting principles, in each case as determined in accordance with generally accepted accounting principles and as reported on the Company’s consolidated statement of operations, notes to the consolidated financial statements or management’s discussion and analysis with respect to the consolidated financial statements, for the applicable Performance Period.

      2.17. “Participant” shall mean an Eligible Participant selected by the Committee pursuant to Section 4.1 to participate in this Plan with respect to any given Performance Period.

      2.18. “Performance Period” shall mean the Company’s fiscal year or any other period during a fiscal year that the Committee, in its sole discretion, may determine.

      2.19. “Proportionate Maximum Payment” shall have the meaning set forth in Section 4.5.

      2.20. “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

      2.21. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, excluding any such Subsidiary whose securities are publicly traded.

ARTICLE 3

ELIGIBILITY AND ADMINISTRATION

      3.1. Eligibility. The individuals entitled to participate in the Plan shall be the Company’s Chief Executive Officer, any other Covered Employee and any other officer of the Company or any Subsidiary selected by the Committee to participate in the Plan (each, an “Eligible Participant”).

      3.2. Administration. (a) The Plan shall be administered by the Committee. The Board may remove from, add members to, or fill vacancies on, the Committee, consistent with the qualifying criteria set forth in Section 2.6.

      (b) The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the allocation and terms of an Award and whether an Award shall be paid in cash or Shares, not inconsistent with the provisions of the Plan; (iii) determine the time when Awards will be made and the Performance Period to which they relate; (iv) establish or affirm the Incentive Pool formula in respect of Performance Periods and to certify as to the amount of the Incentive Pool in respect of Performance Periods; (v) interpret and administer the Plan; (vi) correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (vii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

      (c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company and any Participant. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

      (d) To the extent not inconsistent with the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more officers of the Company or any of its Subsidiaries the authority to take actions on its behalf pursuant to the Plan.

ARTICLE 4

AWARDS

      4.1. Performance Period. Not later than 90 days after the commencement of each fiscal year of the Company, the Committee shall, in writing, designate one or more Performance Periods for such fiscal year, provided that any Performance Period of less than one year shall be designated no later than the date on which 25% of such Performance Period has lapsed, and shall (i) determine the Participants for such Performance Period(s), which shall be, except as otherwise determined by the Committee, each Eligible Participant that shall be a Named Executive Officer in the Company’s annual proxy statement following the conclusion of the applicable Performance Period(s), (ii) affirm the performance goal as the Incentive Pool for such Performance Period(s), and (iii) assign to each Participant such Participant’s Incentive Pool Allocation for such Performance Period(s), provided that no Participant’s Incentive Pool Allocation shall exceed 40% of the Incentive Pool for any Performance Period. The aggregate amount of all Awards under the Plan for any Performance Period shall not exceed 100% of the Incentive Pool for such Performance Period.

      4.2. Certification. As soon as reasonably practicable following the conclusion of each Performance Period, the Committee shall certify, in writing, the size of the Incentive Pool for each such Performance Period (the “Certification”).

      4.3. Payment of Awards. Following each Certification, the Committee shall determine the maximum Award payable to each Participant (such amount, the “Maximum Payment”) based on the size of the Incentive Pool and each Participant’s Incentive Pool Allocation. The amount of the Award actually paid to a Participant shall be any amount equal to or less than the Maximum Payment payable to each such Participant (including zero), as determined by the Committee in its sole discretion. The actual amount of the Award determined by the Committee for a Performance Period shall, subject to Section 4.4, be paid to each Participant at such time as determined by the Committee in its sole discretion following the end of the applicable Performance Period. Awards shall be paid in cash or, in the Committee’s sole discretion, in Shares obtained from any other Incentive Plan or any combination thereof. Notwithstanding anything to the contrary contained herein, the maximum aggregate value of any Award(s) to any Participant with respect to any Performance Period shall not exceed 2% of the Company’s Operating Income for such Performance Period.

      4.4. Deferral. With the prior written consent of the Committee, a Participant shall be entitled to elect to defer the payment of any Award payable to such Participant under the Plan.

      4.5. Termination of Employment. If a Participant dies or retires, or if the Participant’s employment otherwise ceases during a Performance Period (except for termination by the Company for cause, as determined by the Committee in its sole discretion), the Maximum Payment payable to such a Participant shall be proportionately reduced based on the period of actual employment during the applicable Performance Period (such amount, the “Proportionate Maximum Payment”), and the amount of the Award actually paid to such a Participant shall be any amount equal to or less than the Proportionate Maximum Amount (including zero), as determined by the Committee in its sole discretion.

ARTICLE 5

GENERALLY APPLICABLE PROVISIONS

      5.1. Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code.

      5.2. Section 162(m) of the Code. Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its Subsidiaries of the payment of Awards.

      5.3. Tax Withholding. The Company or any Subsidiary shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable Federal, State and local taxes required to be paid or withheld. The Company or any Subsidiary shall have the right to withhold from wages, Awards or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

      5.4. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

      5.5. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

      5.6. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

      5.7. Construction. All references in the Plan to “Section,” “Sections,” or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

      5.8. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

      5.9. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

      5.10. Effective Date of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

      5.11. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

APPENDIX D

AMENDMENT TO THE BARNES & NOBLE, INC. BYLAWS TO PERMIT THE

BOARD TO INCREASE ITS SIZE TO UP TO 12 MEMBERS

      RESOLVED, that the language in the first sentence of Article III, Section 3 of the Bylaws of Barnes & Noble, Inc. reading “The Board shall consist of nine members” is hereby amended to read “The Board shall consist of not less than nine and not more than twelve members, as determined from time to time by resolution of the Board”.

D-1

BARNES & NOBLE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Leonard Riggio and Stephen Riggio, and each of them, as his true and lawful Agents and Proxies, with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Barnes & Noble, Inc. held of record by the undersigned on April 12, 2004, at the Annual Meeting of Stockholders to be held on June 2, 2004, and any adjournments or postponements thereof, with the same effect as if the undersigned were present and voting such shares, on all matters as further described in the accompanying Proxy Statement.

      The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” EACH OF THE BOARD OF DIRECTORS’ NOMINEES, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4 AND “FOR” PROPOSAL 5. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

      By executing this proxy, the undersigned hereby revokes all prior proxies.

BARNES & NOBLE, INC.
P.O. BOX 11280
NEW YORK, N.Y. 10203-0280

(Continued, and to be signed and dated on the reverse side.)

BARNES & NOBLE, INC.

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE
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INTERNET		TELEPHONE		MAIL

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• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

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. DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET .

Please Mark, Sign, Date and	☒
Return this Proxy Card Promptly	Votes MUST be indicated
Using the Enclosed Envelope.	(x) in Black or Blue ink.

 1. ELECTION OF DIRECTORS

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐
Nominees: 01 Leonard Riggio, 02 Michael J. Del Giudice and 03 William Sheluck, Jr.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)
*Exceptions

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF THE BARNES & NOBLE, INC. 2004 INCENTIVE PLAN	☐	☐	☐
3.	APPROVAL OF THE BARNES & NOBLE, INC. 2004 EXECUTIVE PERFORMANCE PLAN	☐	☐	☐
4.	APPROVAL OF THE AMENDMENT TO THE BARNES & NOBLE, INC. BYLAWS	☐	☐	☐
5.	RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP, as the independent certified public accountants of the Company for the fiscal year ending January 29, 2005.	☐	☐	☐
To change your address, please mark this box.				☐
To include any comments, please mark this box.				☐

      SCAN LINE

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date	Share Owner sign here	Co-Owner sign here